UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☑ Filed by the registrant	☐ Filed by a party other than the registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

JACK IN THE BOX INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

January 11, 2016

Dear Fellow Stockholder:

We invite you to attend the Jack in the Box Inc. 2016 Annual Meeting of Stockholders. The meeting will be held on Friday, February 12, 2016, at 8:30 a.m. Pacific Standard Time at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended September 27, 2015, for your information.

To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares over the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about voting. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Leonard A. Comma

Chairman of the Board and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on February 12, 2016

The Jack in the Box Inc. Proxy Statement and Annual Report on Form 10-K for the

fiscal year ended September 27, 2015, are available electronically at

www.jackinthebox.com/proxy

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2016 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 12, 2016

The 2016 Annual Meeting of Stockholders of Jack in the Box Inc. will be held on Friday, February 12, 2016, at 8:30 a.m. Pacific Standard Time, at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123 for the following purposes:

1.	To elect the eight Directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending October 2, 2016;

3.	To provide an advisory vote regarding the compensation of our named executive officers for the fiscal year ended September 27, 2015, as set forth in the Proxy Statement;

4.	To approve the Jack in the Box Inc. Performance Incentive Plan; and

5.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

These matters are more fully described in the attached Proxy Statement, which is made a part of this notice.

Our Board of Directors recommends a vote “FOR” proposals 1 through 4. You are entitled to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) only if you were a Jack in the Box Inc. stockholder as of the close of business on December 15, 2015, the record date for the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at our principal offices located at 9330 Balboa Avenue, San Diego, CA 92123.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, over the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the envelope provided.

San Diego, California

January 11, 2016

By order of the Board of Directors,

Phillip H. Rudolph

Executive Vice President, Chief Legal & Risk Officer and Corporate Secretary

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2016 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

PROXY SUMMARY

PROXY SUMMARY

This is a summary only, and does not contain all of the information that you should consider in connection with this proxy statement. Please read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	8:30 a.m. P.S.T., February 12, 2016

• Place	9330 Balboa Avenue, San Diego, California 92123

• Record date	December 15, 2015

• Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

• Admission	Proof of ownership and picture identification is required to enter Jack in the Box’s annual meeting.

Voting Matters

Stockholders are being asked to vote on the following matters:

Items of Business	Our Board’s Recommendation
1. Election of Directors (page 14)	FOR all Nominees
2. Ratification of KPMG LLP as Independent Registered Public Accountants for FY 2016 (page 31)	FOR
3. Advisory Vote to Approve Executive Compensation (page 32)	FOR
4. Approval of Performance Incentive Plan (page 34)	FOR

Stockholders also will transact any other business that may properly come before the meeting.

How to Vote

You are entitled to vote at the 2016 Annual Meeting of Stockholders if you were a stockholder of record at the close of business on December 15, 2015, the record date for the meeting. On the record date, there were 34,681,826 shares of the Company’s Common Stock outstanding and entitled to vote at the annual meeting. For more details on voting and the annual meeting logistics, refer to pages 8-13 of this proxy statement.

2    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROXY SUMMARY

Corporate Governance Highlights

We are committed to good corporate governance, which we believe promotes the long-term interests of stockholders and strengthens Board and management accountability. We believe good governance also fosters trust in the Company by all our stakeholders, including our guests, employees, franchisees and the communities we serve. The “Corporate Governance” section, beginning on page 20, describes our governance framework, which includes the following features:

• Annual election of directors, with majority voting	• Annual assessment of board leadership structure
• 7 of 8 independent directors	• Annual board, committee and director evaluations
• Regular executive sessions of independent directors	• Lead independent director with restaurant and franchise experience and oversight of independent directors’ executive sessions and information flow to the Board
• Board annual evaluation of CEO/Chairman
• Policy restricting directors to service on no more than three other public company boards	• Risk oversight by full Board and designated committees
• No supermajority standards — stockholders may amend bylaws or charter by majority vote	• Prohibition of hedging, pledging and short sales by Section 16 officers and directors
• Stockholder right to act by written consent	• No poison pill in place
• Board informed of investor feedback through Investor Relations update at each meeting	• Formal ethics Code of Conduct, ethics hotline and ethics training and communications to all employees to reinforce a culture of integrity

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    3

PROXY SUMMARY

Fiscal 2015 Performance

Returns to Stockholders

•	The Company’s stock price increased 21.3% to $79.71 per share at fiscal year-end (“FYE”) 2015, versus $65.73 at FYE 2014. This increase is on top of a 63.9% increase during fiscal 2014, and a 42.7% increase during fiscal 2013.

•	We returned more than $350 million in cash to shareholders during the year, including $317 million in share buybacks while increasing the dividend by 50% in May.

Financial Highlights

(1)     Operating EPS refers to diluted EPS from continuing operations on a GAAP basis excluding restructuring charges and gains/losses from refranchising. For a reconciliation, please see the Company’s current report on Form 8-K and accompanying press release filed November 17, 2015.

• Operating Earnings Per Share (“Operating EPS”)(1) increased 22% to $3.00 per share for fiscal 2015 (versus $2.45 for fiscal 2014), on top of three consecutive years of growth in excess of 30%.

•   Systemwide same-store sales grew 9.3% at Qdoba and 6.5% at Jack in the Box (“JIB”) with JIB exceeding the QSR sandwich segment by 4.9 percentage points, according to The NPD Group’s SalesTrack® Weekly for fiscal 2015.

• Consolidated restaurant operating margin (“ROM”) rose 190 basis points to 20.4% of sales, with margins increasing at both brands.

•   The business model transformation of our JIB brand from primarily company-owned restaurants to 82% franchise-owned restaurants has resulted in a less capital intensive business model with more annuity-like cash flows. Consolidated franchise margin, as a percentage of franchise revenues, improved 190 basis points to 51.5%.

Consistent with the fundamental principle that compensation programs should align pay with performance, the Company’s fiscal 2015 performance directly impacted compensation decisions and pay outcomes as described in our Compensation Discussion and Analysis (CD&A) starting on Page 37.

4    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROXY SUMMARY

Board Nominees (Proposal 1)

We understand the importance of having a Board comprised of the right people, with the highest integrity and the necessary skills and qualifications to oversee our business. The following table provides summary information about our director nominees (all current Directors), who have a diverse and balanced skill set including extensive financial, marketing, consumer brand, franchise, restaurant and retail experience. We encourage you to review the qualifications, skills and experience of each of our Directors on pages 15-19.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships					Other Public Co. Boards
					AC	CC	NG	FC	EC

Leonard A. Comma (Chairman of the Board)	46	2014	CEO, Jack in the Box Inc.	No						-

David L. Goebel (Lead Director)	65	2008	Partner & Faculty Member, Merryck & Co. Ltd.	Yes		x	x		x	-

Sharon P. John	51	2014	CEO, Build-A-Bear Workshop, Inc.	Yes		x	x			Build-a-Bear Workshop, Inc.

Madeleine A. Kleiner	64	2011	Director (Retired hotel & banking executive attorney)	Yes		x				Northrop Grumman Corp.

Michael W. Murphy	58	2002	President & CEO, Sharp HealthCare	Yes			x		x	-

James M. Myers	58	2010	Chairman & CEO, Petco	Yes	x			x		-

David M. Tehle	59	2004	Director (Retired retail CFO)	Yes	x					Genesco Inc. (eff. 2/1/16)

John T. Wyatt	60	2010	CEO, Knowledge Universe —United States	Yes				x		-

Chair	AC Audit Committee
x Member	CC Compensation Committee
NG Nominating and Governance Committee
FC Finance Committee
EC Executive Committee

Director Attendance — During the time each director nominee served on the Board in fiscal 2015, each attended more than 75% of the meetings of the Board and committees on which he or she sits.

Board Composition — Our Board has a mix of relatively newer and longer-tenured directors. The charts below show board makeup by various characteristics. For more information on our philosophy regarding the recruitment and diversity of board members and our board refreshment policies, please see pages 20-24.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    5

PROXY SUMMARY

Auditors (Proposal 2)

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accountants for fiscal 2016. Although stockholder ratification of the appointment is not required, the Audit Committee believes it is appropriate to seek such ratification. Additional information is provided on pages 29-31.

2015 Auditor Fees
Audit Fees	$923,980
Tax Fees	$ 29,667
KPMG Total Fees	$953,647

Executive Compensation Highlights (Proposal 3)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its NEOs. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

•	See our compensation framework and key fiscal 2015 performance measures and pay actions shown on page 39.

•	Our executive compensation programs are built on the following principles and objectives:

•	Competitive target pay structure, including base salary, annual incentive, and long-term incentives to enable us to attract and retain talented, experienced executives who can drive long-term stockholder value.

•	Pay for performance alignment, with a higher percentage of executive pay in the form of annual and long-term incentives that directly tie payouts to the achievement of incentive goals.

•	Comprehensive goal setting, with financial, operating, and strategic performance metrics that drive long-term shareholder value.

•	Balanced short- and long-term executive decision making, through variable compensation components using varying timeframes.
•	Executive alignment with stockholders, through stock ownership and holding requirements.

•	Sound governance practices and principles in plan design and pay decisions, with the Committee considering both what and how performance is achieved.

•	Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

•	Our CD&A on pages 37-55 describes the compensation decision-making process and details our programs and policies.

•	Our stockholders approved each of the prior two years’ say on pay proposals by over 97% of votes cast.

6    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROXY SUMMARY

Compensation Governance Practices

The company has several governance practices which we believe support the soundness and efficacy of our compensation programs. In short:

☑ What We Do	☒ What We Don’t Do
✓ Compensation Committee composed entirely of independent directors, who meet regularly in executive session without management present.	☒ Section 16 officers and directors are prohibited from hedging, pledging or holding Company stock in margin accounts.
✓ Independent compensation consultant who works exclusively for the Committee (no other work for the Company).	☒ No dividend equivalents on unvested restricted stock units or performance share units.
✓ Robust stock ownership and holding requirements through termination of service.	☒ No re-pricing of equity without stockholder approval.

  ✓ Compensation Risk Committee that analyzes compensation plans, programs, policies and practices. See page 57 regarding this analysis and plan design and structural governance features that discourage imprudent risk taking.

  ☒ The Company ceased providing tax gross-up provisions in compensation arrangements entered into in 2009 and later, except related to relocation expenses (which require Compensation Committee approval in the case of executive officers).

✓ Compensation Committee discretion to reduce payouts under incentive plans.

  ✓ Clawback policy providing ability to recover incentive cash compensation and performance-based equity awards based on financial results that were subsequently restated that involve fraud or intentional misconduct.

Performance Incentive Plan (Proposal 4)

The Company seeks stockholder approval of the Jack in the Box Inc. Performance Incentive Plan (“Performance Incentive Plan”) which will replace the current Annual Incentive Plan and apply to fiscal 2017 and future year cash incentive awards. Approval will allow compensation awarded under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. See pages 34-36 for a summary of the Plan, and Exhibit A for the complete Plan.

Additional Information

Please see the “Questions and Answers” section that immediately follows for important information about the proxy materials, voting, the annual meeting, Company documents, communications and the deadlines to submit shareholder proposals for the 2017 Annual Meeting of Stockholders.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    7

QUESTIONS AND ANSWERS

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 12, 2016

QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1.	Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Jack in the Box Inc. (sometimes referred to as the “Company,” “Jack in the Box,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on February 12, 2016, at 8:30 a.m. Pacific Standard Time at our corporate headquarters located at 9330 Balboa Avenue, San Diego, CA 92123. If you held shares of our Common Stock on December 15, 2015 (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What are my voting choices for each of the items to be voted on at the 2016 Annual Meeting?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended September 27, 2015, will be mailed to stockholders on or about January 11, 2016.

2.	Who can vote at the Annual Meeting?

If you were a holder of Jack in the Box Common Stock (the “Common Stock”) either as a stockholder of record or as the beneficial owner of shares held in Street name as of the close of business on December 15, 2015, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 34,681,826 shares of Jack in the Box Inc. Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in Street name.

3.	What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual

Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by telephone or Internet, to ensure your vote is counted.

4.	What does it mean to beneficially own shares in “Street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “Street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of

8    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

QUESTIONS AND ANSWERS

record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice.

Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of KPMG LLP as our independent registered public accountants for fiscal 2016) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

5.	What are my voting choices for each of the items to be voted on at the 2016 Annual Meeting?

Item 1: Election of Directors

•  Vote in favor of all nominees;

•  Vote in favor of specific nominees;

•  Vote against all nominees;

•  Vote against specific nominees;

•  Abstain from voting with respect to nominees; or

•  Abstain from voting with respect to specific nominees.

The Board recommends a vote FOR all Director nominees.

Item 2: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	• Vote in favor of ratification; • Vote against the ratification; or • Abstain from voting on the ratification. The Board recommends a vote FOR the ratification.

Item 3: Advisory Vote to Approve Executive Compensation

•  Vote in favor of the advisory proposal;

•  Vote against the advisory proposal; or

•  Abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory approval of executive compensation.

Item 4: Approval of Performance Incentive Plan	• Vote to approve the Plan; • Vote against approval of the Plan; or • Abstain from voting on the Plan. The Board recommends a vote FOR approving the Plan.

6.	What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the Company will vote your shares as follows:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of KPMG LLP as our independent registered public accountants for the fiscal year ending October 2, 2016;
•	“FOR,” on an advisory basis, approval of the compensation awarded to our named executive officers for the fiscal year ended September 27, 2015, as set forth in this Proxy Statement; and

•	“FOR” approval of the Performance Incentive Plan.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    9

QUESTIONS AND ANSWERS

7.	Could any additional matters be raised at the 2016 Annual Meeting?

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.

8.	What does it mean if I received more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

9.	How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in Street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in Street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters.

For purposes of these rules, the only routine matter in this Proxy Statement is the ratification of the appointment of our independent registered public accountants. Therefore, if you hold your shares in Street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting except the ratification of the independent registered public accountants. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum, as provided below.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares

1	Election of 8 Directors	Majority of votes cast.	No effect.	No effect.

2	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	Majority of the voting power of the shares present in person or by proxy and entitled to vote.	Count as votes against.	Discretionary voting by broker permitted.

3	Advisory Vote to Approve Executive Compensation	Majority of the voting power of the shares present in person or by proxy and entitled to vote.	Count as votes against.	No effect.

4	Approval of Performance Incentive Plan	Majority of the voting power of the shares present in person or by proxy and entitled to vote.	Count as votes against.	No effect.

10.	How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

10    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

QUESTIONS AND ANSWERS

11.	How do I vote my shares of Jack in the Box Common Stock?

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 11, 2016.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 11, 2016.

•	By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•	In Person: if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following way:

If your shares are held in Street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee, or other agent. Shares beneficially held through a benefit or compensation plan cannot be voted in person at the Annual Meeting. You may vote your shares beneficially held through your broker in person if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

12.	May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone but before the closing of those voting facilities at 11:59 p.m. Eastern Time on February 11, 2016;

•	attending the Annual Meeting, revoking your proxy and voting in person (attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy); or

•	timely submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting.

The written statement or subsequent proxy should be delivered to Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker, bank, or other financial institution, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares.

13.	Who will pay for the cost of soliciting proxies?

The Company will pay the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Innisfree M&A Incorporated (“Innisfree”), a proxy-solicitation firm, to provide advice to the Company with respect to the 2016 Annual Meeting of Stockholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone, or by Innisfree. They may also be solicited by directors, officers, or employees of the Company, who will receive no additional compensation for such activities.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    11

QUESTIONS AND ANSWERS

14.	How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov, visiting our website or contacting our Investor Relations Department by writing to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, or by sending an email to Investor.relations@jackinthebox.com.

15.	How can I obtain copies of the proxy statement or 10-K?

A copy of this Proxy Statement and the Company’s Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended September 27, 2015, are available free of charge on our website. These filings and all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K may be found at www.jackinthebox.com/investors. The Form 10-K, excluding exhibits, may also be obtained by stockholders without charge by written request sent to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123.

As permitted by SEC rules, if your stock is held by a brokerage firm or bank, a single copy of this proxy statement may be delivered to an address shared by two or more stockholders. If you prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a Street-name stockholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household.

Annual Meeting Information

16.	How do I attend the 2016 Annual Meeting of Stockholders in person?

IMPORTANT NOTE: If you plan to attend the Annual Meeting, you must follow these instructions to gain admission.

All attendees will need to present proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Beneficial owners: If you are a beneficial owner, you will need to bring the notice or voting instruction form you received from your bank, broker or other nominee to be admitted to the meeting. You also may bring your bank or brokerage account statement reflecting your ownership of Common Stock as of December 15, 2015.

Attendance at the meeting is limited to stockholders as of the Record Date (December 15, 2015) or their authorized named representatives. Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

12    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

QUESTIONS AND ANSWERS

Communications and Stockholder Proposals

17.	How can I communicate with the Company’s Directors?

The Board is committed to continuing to engage with stockholders and encourages an open dialogue about compensation, governance and other matters. We value your input, your investment and your support. The Board has established a process to facilitate communication by stockholders with Directors.

Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, or telephone 888-613-5225. Your letter should indicate whether or not you are a stockholder of the Company.

Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our

Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

18.	How do I submit a proposal for action at the 2017 Annual Meeting?

A proposal for action to be presented by any stockholder at the 2017 Annual Meeting of Stockholders will be acted upon only:

•	If a proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal is received by the Corporate Secretary no later than 120 calendar days prior to the anniversary of this year’s mailing date, so no later than 5:00 p.m. Pacific Time, on September 13, 2016.

•	If the proposal is not to be included in the proxy statement, the proposal is delivered to the Corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting, or not later than October 15, 2016, and not earlier than September 15, 2016; in addition such proposal is, under

Delaware General Corporation Law, an appropriate subject for stockholder action; and must also comply with the procedures and requirements set forth in as well as the applicable requirements of our Bylaws.

In addition, the stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2017 Annual Meeting of Stockholders to present such proposal.

All proposals must be in writing and should be sent to Jack in the Box Inc., to the attention of Phillip H. Rudolph, Corporate Secretary, at 9330 Balboa Avenue, San Diego, CA 92123.

A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available at www.jackinthebox.com/investors/corporategovernance.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    13

PROPOSAL ONE — ELECTION OF DIRECTORS

PROPOSAL ONE — ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The current nominees for election as directors (each of whom is currently serving as a Director of the Company) are set forth below. All of the nominees have indicated their willingness to serve, and have consented to be named in the Proxy Statement. If any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy.

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2016.

Name	Age	Position(s) with the Company	Director Since
Leonard A. Comma	46	Chairman of the Board & Chief Executive Officer	2014
David L. Goebel	65	Independent Director	2008
Sharon P. John	51	Independent Director	2014
Madeleine A. Kleiner	64	Independent Director	2011
Michael W. Murphy	58	Independent Director	2002
James M. Myers	58	Independent Director	2010
David M. Tehle	59	Independent Director	2004
John T. Wyatt	60	Independent Director	2010

Vote Required for Approval

In the election of directors, you may vote FOR, AGAINST, or ABSTAIN. The Company’s Bylaws require that, in an election such as this, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to ABSTAIN nor a broker non-vote will count as a vote cast FOR or AGAINST a director nominee and, as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

ON PROPOSAL ONE, ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

14    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

Director Qualifications and Biographical Information

Our Board includes individuals with expertise in executive leadership and management, accounting and finance, marketing and branding, and across restaurant, franchise, hospitality, retail, manufacturing, and healthcare industries. Our Directors have a diversity of backgrounds and experiences. We believe that, as a group, they work effectively together in overseeing our business, hold themselves to the highest standards of integrity, and are committed to representing the long-term best interests of our stockholders.

Biographical information for each of the Director nominees, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the Director nominees should serve as a director, is set forth on the pages below. In addition to the business and professional experiences described below, our Director nominees also serve on the boards of various civic and charitable organizations.

Director Nominees

Leonard A. Comma

Director Since January 2014

Mr. Comma was appointed a Director, Chairman of the Board and Chief Executive Officer, effective January 1, 2014, and since that date has served as a member of the Executive Committee. From May 2012

Qualifications:

•     Mr. Comma has 25 years of experience at two major public companies with extensive retail and franchise operations, including for the past two years as Chairman and CEO of Jack in the Box Inc. In his prior executive-level role as President and Chief Operating Officer for Jack in the Box Inc., Mr. Comma was responsible for the operations of all Company and franchised Jack in the Box restaurants — more than 2,200 locations — as well as: Menu Innovation, including Menu Strategy, Operations Support, and Research & Development; Marketing Communications, including Merchandising; Consumer Intelligence & Analytics; and Internal Brand Communications. Mr. Comma also gained extensive experience in restaurant and retail operations and franchising in his previous roles with the Company as well as with ExxonMobil. His professional expertise and knowledge of our business, our competition and our competitive positioning, along with his deep understanding of our values and culture, bring an important Company perspective to the Board.

until October 2014, Mr. Comma served as President, and from November 2010 to January 1, 2014, as Chief Operating Officer of Jack in the Box Inc. Mr. Comma joined the Company in 2001 as Director of Convenience Store & Fuel Operations for the Company’s proprietary chain of Quick Stuff convenience stores, which included more than 60 locations at the time it was sold in 2009. In 2004, he was promoted to Division Vice President of Quick Stuff Operations, and in 2006 he was promoted to Regional Vice President of Quick Stuff and the Company’s Southern California region, which included more than 150 Jack in the Box restaurants. In 2007, Mr. Comma was promoted to Vice President of Operations, Division II, and had oversight of nearly 1,200 company and franchised Jack in the Box restaurants in the Western U.S. Prior to joining Jack in the Box Inc., Mr. Comma worked for ExxonMobil Corporation since 1989, most recently as a Regional Manager with responsibility for supporting more than 300 franchisees in California, Nevada and Arizona.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    15

PROPOSAL ONE — ELECTION OF DIRECTORS

David L. Goebel

Lead Director;

Director Since December 2008

Mr. Goebel has been a director of the Company since December 2008, and currently serves as Lead Director. He is a partner and Faculty Member for Merryck & Co. Ltd., a worldwide firm that provides

Qualifications:

•   Mr. Goebel’s qualifications to serve on our Board include his business, operational, management, and leadership development experience in the retail, food service, and hospitality industries, and as an executive consultant, including experience in restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation and strategic planning.

peer to peer mentoring services for senior business executives. He has held that position since May 2008. In 2008, Mr. Goebel became the founding principal and President of Santoku, Inc., a private company that operates sandwich shops under the name Goodcents® Deli Fresh Subs (“Goodcents”), catering and cafeteria operations under the name Y-Leave Cafe, catering services under the name Prime Catered Events, and a fast-casual pizza concept under the name Pie Five® Pizza Company. Mr. Goebel also served as acting President and CEO of Mr. Goodcents Franchise Systems, Inc., the franchisor of Goodcents, from 2010 until December 2014. Since September 2014, he has served on the board of directors of QuickCheck, a privately held company in the gas/convenience food category. Mr. Goebel has more than 40 years of experience in the retail, food service, and hospitality industries. From 2001 until 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006-2007, during which time the company operated nearly 2,000 restaurants in the United States and internationally. Previous to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, Mr. Goebel was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned, which was responsible for developing 80 restaurants within a seven-state area from 1994 until 1998.

Sharon P. John

Director Since September 2014

Ms. John has been a director of the Company since September 2014. Ms. John has been the Chief Executive Officer and a member of the Board of Directors of Build-A-Bear Workshop, Inc. since June 2013. From January 2010 through May 2013,

Qualifications:

•   Ms. John’s qualifications to serve on our Board include her current role as CEO and director of a publicly traded global retail company and her broad merchandising, marketing, branding, sales and executive management experience, including key roles at well-known consumer brands.

Ms. John served as President of Stride Rite Children’s Group LLC, a division of Wolverine Worldwide, Inc., a global designer, manufacturer and marketer of footwear and apparel. From 2002 through 2009, she held positions of broadened portfolio and increased responsibility at Hasbro, Inc., a multinational toy and board game company, including as General Manager & Senior Vice President of its U.S. Toy Division from 2006 to 2008 and General Manager & Senior Vice President of its Global Preschool unit from June 2008 through 2009. Ms. John also founded and served as Chief Executive Officer of Checkerboard Toys; served as Vice President, U.S. Toy Division with VTech Industries, Inc.; and served in a range of roles at Mattel, Inc. She started her career in advertising.

16    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

Madeleine A. Kleiner

Director Since September 2011

Ms. Kleiner has been a director of the Company since September 2011 and is currently Chair of the Nominating and Governance Committee. From 2001 to 2008, Ms. Kleiner was Executive Vice President, General Counsel and Corporate

Qualifications:

• Ms. Kleiner’s qualifications to serve on our Board include her experience as general counsel for two public companies, as outside counsel to numerous public companies and her past and current experience on public company boards. She brings to our Board experience as an executive for a major franchisor in the hospitality industry, as well as expertise in corporate governance, risk management, securities laws disclosure, securities transactions, mergers and acquisitions, Sarbanes-Oxley compliance, human resources and executive compensation, government relations and crisis management.

Secretary for Hilton Hotels Corporation, a hotel and resort company. At Hilton, Ms. Kleiner oversaw the company’s legal affairs and the ethics, privacy and government affairs functions. She was also a member of the executive committee with significant responsibility for board of directors matters. From 1999 through 2001, Ms. Kleiner served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. From 1995 to 1998, Ms. Kleiner served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, where she was responsible for oversight of legal, human resources, legislative and government affairs and corporate communications. Previous to that, from 1977 to 1995, Ms. Kleiner was with the law firm of Gibson, Dunn & Crutcher, including as partner from 1983 to 1995, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, securities transactions and compliance. Ms. Kleiner has served on the board of directors of Northrop Grumman Corporation since 2008, where she is a member of the audit committee.

Michael W. Murphy

Director Since September 2002

Mr. Murphy has been a director of the Company since September 2002, and is currently Chair of the Audit Committee. Since April 1996, Mr. Murphy has been President and Chief Executive Officer of Sharp HealthCare, a comprehensive healthcare delivery

Qualifications:

• Mr. Murphy’s qualifications to serve on our Board include his business and management experience leading Sharp HealthCare, an integrated healthcare delivery system with multiple facilities and more than 16,000 employees, his experience as a senior financial officer of Sharp HealthCare, and his experience as a Certified Public Accountant, and former partner at Deloitte. He also serves on the Board of Directors and executive committee of the California Chamber of Commerce. The Board benefits from Mr. Murphy’s extensive experience in accounting, finance, financial reporting, auditing, governance, labor relations, human resources and compensation, marketing, risk assessment and risk management, strategic planning and quality initiatives.

system in San Diego which has been recognized with the Malcolm Baldrige National Quality Award, the nation’s highest Presidential honor for quality and organizational performance excellence. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs for Sharp HealthCare. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to a system-wide role as Vice President of Financial Accounting and Reporting. Prior to this, Mr. Murphy provided certified public accounting services, including as a partner at Deloitte.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    17

PROPOSAL ONE — ELECTION OF DIRECTORS

James M. Myers

Director Since December 2010

Mr. Myers has been a director of the Company since December 2010. Mr. Myers has served as Chief Executive Officer of Petco, the national pet supplies retailer, since 2004, and as Petco

Qualifications:

• Mr. Myers’ qualifications to serve on our Board include more than 35 years of financial and retail operations experience, including 10 years as a CPA and public company auditor with KPMG LLP and 25 years with Petco, a national specialty retail chain with more than 1,425 stores in all 50 states and Mexico. Mr. Myers brings to the Board his prior experience of serving on a public company board and audit committee, as well as experience with marketing and consumer brands, human resources and compensation, mergers and acquisitions, capital markets, financial reporting, financial oversight, and the financial and strategic issues facing public and private companies.

Chairman since July 2015. Mr. Myers additionally held the title of President from 2004 until July 2015. Previously, he served as Chief Financial Officer for Petco from 1998 to 2004. He began his career at Petco as Vice President and Controller in 1990. Previously, Mr. Myers was a Certified Public Accountant with KPMG LLP. Mr. Myers serves on the board of the Retail Industry Leaders Association, and previously served on the board of Provide Commerce, an e-commerce retailer and public company, from 2004 to 2006, when Provide Commerce was acquired. Mr. Myers served on the audit committee at Provide Commerce.

David M. Tehle

Director Since December 2004

Mr. Tehle has been a director of the Company since December 2004, and is currently Chair of the Finance Committee. He served as Executive Vice President and Chief Financial Officer of Dollar General Corporation,

Qualifications:

• Mr. Tehle’s qualifications to serve on our Board include his experience in senior financial management at public companies in the retail and manufacturing industries. As an active CFO through June 2015, he was responsible for the overall financial management of a large retail organization. Mr. Tehle has experience in the oversight of strategic planning, human resources and compensation, finance, accounting, information systems, investor relations, treasury and internal audit functions. He brings valuable financial expertise and retail and management experience to the Board.

a publicly traded company, from June 2004 until his retirement in June 2015. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc. In November 2015, Mr. Tehle was appointed, effective February 1, 2016, to the board of directors of Genesco Inc., a specialty retailer, selling footwear, headwear, sports apparel and accessories.

18    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS

John T. Wyatt

Director Since May 2010

Mr. Wyatt has been a director of the Company since May 2010, and is currently Chair of the Compensation Committee. Mr. Wyatt has served as the Chief Executive Officer of Knowledge

Qualifications:

• Mr. Wyatt’s qualifications to serve on our Board include his experience in senior management for major consumer brands in large global retail companies, including strategy and business development, marketing and brand building, product development, supply chain, finance and capital markets, labor relations, human resources and compensation, organizational development and succession planning, and his prior public company board experience. He brings extensive experience in growing consumer brands to the Board.

Universee-United States, an early childhood education company, since February 2012. From 2008 through February 2012, Mr. Wyatt was president of the Old Navy division of Gap Inc. He joined Gap Inc. in 2006, and previously served as President of the company’s GapBody division, and President of the company’s Outlet division. From 2004 to 2006, Mr. Wyatt was President and Chief Executive Officer at Cutter & Buck Inc., a designer and marketer of upscale apparel, including serving on the publicly held company’s board of directors. From 2002 to 2004, he served as President of Warnaco Intimate Apparel, a global designer and manufacturer, and from 1999 to 2002, he was Executive Vice President for Strategic Planning and eBusiness Strategies in the Saks family of companies. Additionally, Mr. Wyatt spent more than 20 years with VF Corporation, serving ultimately as President of Vanity Fair Intimates and Vanity Fair Intimates Coalition.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    19

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We operate within a comprehensive corporate governance structure that includes the highest standards of professional and personal conduct. Our Corporate Governance Principles and Practices, our ethics Code of Conduct, the charters for our Audit, Compensation, Finance, and Nominating and Governance Committees, and other corporate governance information, are available at www.jackinthebox.com/investors/corporategovernance. These materials are also available in print to any stockholder upon written request to the Company’s Corporate Secretary, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission.

Directors’ Independence

The Jack in the Box Inc. Director Independence Guidelines provide that a director shall not be independent if he or she is: (a) a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than one percent of the consolidated gross revenues of such company for that fiscal year; (b) a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company; or (c) a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than one percent of the organization’s latest publicly available national annual charitable receipts.

The Board has analyzed the independence of each Director. It has determined that all but Mr. Comma are independent directors under the NASDAQ Listing Rules, as well as the additional Director Independence Guidelines adopted by the Board. As part of its analysis, the Board determined that none of these Directors have a material relationship with the Company. Mr. Comma is our current Chief Executive Officer and an employee, and therefore he is not considered “independent” as that term is defined by the relevant listing rules and governance guidelines.

Board Meetings, Annual Meeting of Stockholders, and Attendance

In fiscal 2015, each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. The Board held five meetings in fiscal 2015.

All of the directors standing for election in 2016 attended the 2015 Annual Meeting, and we currently expect all of our directors standing for election to be present at the 2016 Annual Meeting.

Determination of Current Board Leadership Structure

The Nominating and Governance Committee’s Charter provides that the Committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In July 2015, the Board of Directors, with the counsel of the Nominating and Governance Committee, conducted this assessment, including assessing whether (i) the roles of Chief Executive Officer (“CEO”) and Chairman of the Board should continue to be combined, and (ii) the Board should continue to have an independent Lead Director. Based on the recommendation of the Nominating and Governance Committee, the Board believes that continuing with a combined Chairman/CEO is in the best interests of the Company and its shareholders.

The Board determined that having one individual serve in both roles provides for clear leadership, accountability, and alignment on corporate strategy. The Board believes that combining the roles of Chairman and CEO puts Mr. Comma in the best position to use his in-depth knowledge of our industry, our business and its challenges, and our stakeholders, including our stockholders, employees, franchisees and guests, to provide the Board with the information and leadership needed to set agendas and direction for the Company. The Board does not believe that having an independent Chairman would make the Board’s risk oversight processes more effective. The Board noted that, during Mr. Comma’s tenure as Chairman and CEO, and Mr. Goebel’s service as Lead Director, the Board has received timely and relevant information regarding the Company’s business.

20    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CORPORATE GOVERNANCE

In reaching its conclusion, the Board also considered the longstanding policies and practices at Jack in the Box Inc. for strong, independent oversight, including:

•	a Board with a high degree of independence, including only one non-independent member;

•	Board Committees (other than the Executive Committee) that are composed entirely of independent directors;

•	Board Committee Chairs who review and approve agendas before Committee meetings;

•	an annual evaluation of the performance of the Chairman and Chief Executive Officer by the Compensation Committee, which evaluation is then discussed with the independent directors of the Board in executive session;

•	regular executive sessions held by the Board and key Board Committees, attended only by independent directors;

•	the ability of the independent directors to call meetings of the Board and recommend agenda topics to be considered by the Board;

•	a strong, independent Lead Director who has oversight responsibility for executive sessions and information flow to the Board.

Based on these factors, the Board has concluded that retaining the current Board leadership structure provides valuable stability and effective leadership.

Lead Director

The independent directors have appointed Mr. Goebel to serve as Lead Director. Our Corporate Governance Principles and Practices provide for the Lead Director to fulfill the following functions:

•	set agendas for the executive sessions of the Board;

•	serve on the Executive Committee;

•	preside at the executive sessions of the independent directors held following each scheduled board meeting;

•	act as a key communication channel between the Board and the CEO;
•	lead the Board in determining the format and adequacy of information the directors receive;

•	provide the Chairman with input on agendas for Board meetings and the schedule of meetings in order to assure sufficient time for discussion of all agenda items;

•	call meetings of independent directors; and

•	if requested by major stockholders, ensure that he or she is available for consultation and direct communication.

The Lead Director may perform other functions as the Board may direct.

The Board’s Role in Succession Planning

The Board expects Management to have an ongoing program for effective senior leadership development and succession. As reflected in our Corporate Governance Principles and Practices, the Board’s practice is to have the CEO review annually with the full Board the abilities of the key senior managers and their likely successors. The Board also considers management succession issues when meeting in executive session at each Board meeting. Additionally, the Board oversees long-range plans for management development and retention, as well as executive succession, including CEO succession.

At times, the Board will delegate to the Compensation Committee responsibility to review and advise on succession planning, in which case the Board expects the Committee to review such plans with Management and the Board and to make recommendations to the Board with respect thereto.

The Board’s Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management. The Board’s role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) quarterly reports from the Vice President of Internal Audit (VP, Internal Audit) to the Audit Committee relating to risk management and oversight;

(ii) annual enterprise risk management discussions by the full Board with the VP, Internal Audit and Company leadership; (iii) receiving reports directly from managers responsible for the management of particular business risks; and (iv) reports by each Committee Chair regarding the Committee’s oversight of specific risk topics.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    21

CORPORATE GOVERNANCE

The Board has delegated oversight of specific risk areas to Committees of the Board. For example, the Audit Committee discusses with Management the Company’s major risk exposures and the steps Management has taken to monitor and mitigate those exposures, including the processes for enterprise risk assessment and risk management. As another example, the Compensation Committee discusses with its independent consultant, Management and the Compensation Risk Committee the risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at www.jackinthebox.com/investors/corporategovernance.

A more detailed discussion of the Compensation Committee’s oversight of compensation risk is found in the Section “Risk Analysis of Compensation Programs” contained later in this proxy.

Executive Sessions

Our independent, non-employee Directors meet in executive session without Management present at each regularly scheduled meeting of the Board. Mr. Goebel is currently designated by the Board to act as the Lead Director for such executive sessions.

The Audit Committee also holds executive sessions at each regularly scheduled meeting, and the other Committees of the Board meet in executive session as they deem appropriate.

Committees of the Board

The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance, and Executive. The Board considers new committee and chair assignments, and the designation of a Lead Director, effective each February. Effective February 2015, the Board of Directors approved the Board Committee assignments for the year and re-designated David Goebel as the Lead Director. The committee makeup is provided in the table on page 5 of the Proxy Summary.

The authority and responsibility of each Committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each Committee charter available at www.jackinthebox.com/investors/corporategovernance.

Committee Member Independence. The Board has determined that each member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of the NASDAQ Listing Rules as well as under the additional Director Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, and the members of the Compensation Committee meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), and (iii) the requirements of Rule 10C-1 under the Securities Exchange Act of 1934.

Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors with overseeing:

•	the integrity of the Company’s financial reports;
•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s performance, qualifications and independence;

•	the performance of the Company’s internal auditors; and

•	the Company’s processes for identifying, evaluating, and addressing major financial, legal, regulatory compliance, and enterprise risks.

The Audit Committee has sole authority to select, evaluate, and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG LLP (“KPMG”) as its independent registered public accountants for fiscal 2016 and is asking the stockholders to ratify this appointment in Proposal 2. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection to determine, in its discretion, whether to retain KPMG or to select a different registered public accountant. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year.

The Audit Committee meets at least each quarter with KPMG, the Company’s VP, Internal Audit, and Management to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission. The Audit Committee also meets at least each quarter in private sessions with KPMG, Management, and the VP, Internal Audit. The Audit Committee also oversees the Company’s Business Ethics Program, which includes receiving a quarterly report from the Ethics Officer. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules.

22    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CORPORATE GOVERNANCE

Additional information regarding the Audit Committee is set forth in the “Report of the Audit Committee” on page 29.

The Audit Committee held four meetings in fiscal 2015.

Compensation Committee. As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to Director and executive officer compensation, and it oversees the performance evaluation of Management. The Compensation Committee reviews and approves the Company’s compensation philosophy, and the compensation of executive officers, including short- and long-term goals, and metric and compensation components (e.g., cash, equity and other forms of compensation). The Compensation Committee discusses with Management and reports to the Board any significant risks associated with the design and administration of the Company’s compensation programs and succession planning, and actions taken by Management to mitigate such risks. The Committee has approved the disclosures in the Company’s “Compensation Discussion and Analysis” that begins on page 37 of this Proxy Statement. The Compensation Committee held six meetings in fiscal 2015.

Executive Committee. The Executive Committee is authorized to exercise all powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2015.

Finance Committee. As more fully described in its charter, the Finance Committee assists the Board in advising and consulting with Management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, investment performance oversight for the Company’s retirement plans, the budget process, and the financial implications of major acquisitions and divestitures. The Finance Committee discusses with Management and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by Management in connection with the matters overseen by the Committee, including proposed major transactions, capital structure, investment portfolio including employee benefit plan investments, financing arrangements, and share repurchase programs. The Finance Committee held four meetings in fiscal 2015.

Nominating and Governance Committee. As more fully described in its charter, the Nominating and Governance Committee duties include assessing the makeup and diversity of the Board, identifying and recommending qualified candidates to be nominated for election as directors at the Annual Meeting or to be appointed by the Board to fill an existing or newly created vacancy on the Board; recommending members of the Board to serve on each Board committee; and annually reviewing and recommending the leadership structure of the Board. The Nominating and Governance Committee discusses with Management and reports to the Board major risk exposures in connection with matters overseen by the Committee. Its activities include:

•	evaluating director candidates for nomination;

•	evaluating the appropriate Board size;

•	reviewing and recommending corporate governance guidelines to the Board;

•	providing oversight with respect to the annual evaluation of Board, Committee and individual director performance;

•	overseeing the Company’s political and charitable contributions;

•	assisting the Board in its oversight of the Company’s insider trading compliance program; and

•	recommending director education.

All nominees for election as directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held four meetings in fiscal 2015.

Board Composition and Refreshment

Policy Regarding Consideration of Director Candidates and Makeup and Diversity of the Board. The Nominating and Governance Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board for nomination as directors. In evaluating director candidates, the Nominating and Governance Committee considers the qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices, which are available at www.jackinthebox.com/investors/corporategovernance.

The following are some of the factors considered by the Nominating and Governance Committee in evaluating director candidates:

•	the appropriate size of the Board;

•	the needs of the Company with respect to particular skills, background, and experience;

•	the skills, background and experience of the nominee in light of the skills, background and experience already possessed by members of the Board, including whether those qualities add to a diversity of experiences, backgrounds, individuals, viewpoints and perspectives on the Board;

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    23

CORPORATE GOVERNANCE

•	character and integrity;

•	independence from Management;

•	potential conflicts of interest;

•	experience as a leader of an organization;

•	experience with accounting rules and practice;

•	experience with executive compensation;

•	applicable regulatory and listing requirements;

•	effective interpersonal and communications skills; and

•	the desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

Retirement Policy. The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73. The Board does not believe it should establish term limits which could disadvantage the Company by forcing out directors whose tenure and experience continue to add value to the workings of the Board.

Board Tenure Review Policy. Beginning in fiscal 2016, the Company adopted a tenure review policy pursuant to which any director who has served more than 12 years on the Board shall submit his or her voluntary offer to resign to the Committee. The Committee will undertake a thorough review of the director’s continued effectiveness and appropriateness for service, and recommend to the full Board that it either accept or reject the offer of resignation; in the latter event, the long-tenured director may continue to serve on the Board and must re-submit his or her resignation offer every three years for subsequent review.

Stockholder Recommendations and Board Nominations

In order to be evaluated pursuant to the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders:

Nominating and Governance Committee of the Board of Directors c/o Office of the Corporate Secretary Jack in the Box Inc.

9330 Balboa Avenue

San Diego, CA 92123

Any recommendation submitted by a stockholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending stockholder as would be required under Article III, Section 3.16 of the Jack in the Box Inc. Bylaws if the stockholder wished to nominate the candidate directly.

The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. The Company generally retains a search firm to assist it in identifying and screening candidates, and in conducting reference checks. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

A candidate nominated by a stockholder for election at an Annual Meeting of Stockholders will not be eligible for election unless the stockholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines (at least 120 days and no more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders) and other requirements set forth in the Company’s Bylaws. Article III, Section 3.16 of the Company’s Bylaws provides that, in order to be eligible for election as a director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate:

•	is a party to any voting commitment that has not been disclosed to the Company;

•	is a party to any voting commitment that could limit the nominee’s ability to carry out a director’s fiduciary duties;

•	is a party to any arrangements for compensation, reimbursement, or indemnification in connection with service as a director and has committed not to become a party to any such arrangement;

•	will comply with the Company’s publicly disclosed policies and guidelines.

The foregoing is a summary of provisions of the Company’s Bylaws, and is qualified by reference to the actual provisions of Article III, Section 3.16.

24    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CORPORATE GOVERNANCE

Code of Conduct

Jack in the Box Inc. is committed to establishing and maintaining an effective ethics and compliance program that is intended to increase the likelihood of preventing, detecting, and correcting ethical lapses and violations of law or Company policy. In 1998, the Company adopted a Code of Conduct (the “Code”) which applies to all officers, and employees, as well as to our Board of Directors. The Company also provides our franchisees and significant vendors with our Code and with procedures for communicating any ethics or compliance concerns to the Company. The Code is revised from time to time, most recently with non-substantive updates in May 2014.

The Code is available on the Company’s website at www.jackinthebox.com/investors/corporategovernance. We will disclose amendments to, or waivers of our Code that are required to be disclosed under the securities rules, by posting such information on the Company’s website, www.jackintheboxinc.com. Any waiver of our Code for directors or executive officers must be approved by the Board of Directors. The Company did not grant any such waivers in fiscal 2015 and does not anticipate granting any such waiver in fiscal 2016.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2015, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2015, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

Additional Corporate Governance Principles and Practices

The Company has adopted Corporate Governance Principles and Practices (the “Principles and Practices”) which contain general principles and practices regarding the functioning of the Board of Directors and the Board Committees. The Nominating and Governance Committee regularly reviews the Principles and Practices and recommends revisions if and as appropriate. The full text of the Principles and Practices may be found at www.jackinthebox.com/investors/corporategovernance. The Principles and Practices address many of the items discussed above, and also include the following items:

Limitation on Other Board Service. Non-employee directors may not serve on the boards of more than three other public companies. Our corporate officers are generally limited to serving on no more than one outside public company board, taking into consideration the time commitment and potential business conflicts inherent in such service.

Board, Committee, and Individual Director Evaluations. The directors annually participate in a robust evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance, and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations, and reviews and reports to the Board on the outcome of these self-evaluations.

New Director Orientation and Continuing Education. The Board works with Management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the franchise restaurant industry as well as Company personnel, facilities, strategies and challenges, and corporate governance practices. Continuing education programs may include in-house and third-party presentations and programs.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    25

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and recommending to the Board the form and amount of compensation for our non-employee directors. The following discussion of compensation and stock ownership guidelines applies only to our non-employee directors and does not apply to Mr. Comma. Mr. Comma is an employee of the Company, and is compensated as an executive officer who does not receive additional compensation for service as a director.

The Board believes that total compensation for directors should reflect the work required in both (i) their ongoing oversight and governance role and (ii) their continuous focus on driving long-term performance and stockholder value. The compensation program is designed to provide pay that is competitive with directors in the Company’s Peer Group, which is described in the Compensation Discussion & Analysis (“CD&A”) in this Proxy Statement. It consists of a combination of cash retainers and equity awards in the form of time-vested restricted stock units (“RSUs”). “Competitive” is defined as approximating the 50th percentile of pay of Peer Group directors.

Director Compensation Program Review and Changes

Director compensation is reviewed by an independent compensation consultant every two to three years. The latest review was completed during fiscal 2014. Based on the results of this evaluation, beginning in February 2015, the annual cash retainer was set at $65,000, and the stock holding requirement was set at three times the Board service annual cash retainer. Holding requirements applicable to RSU grants were also modified during fiscal 2015, as described in the “Director Ownership and Stock Holding Requirements” section on the following page.

Annual Compensation Program

a. Cash Retainers

Each director receives an annual cash retainer for his or her service on the Board, service on Board committees, service as chair of a Board committee, and service as Lead Director, as applicable. There are no meeting fees. Retainers are paid in a single installment on the first business day of the month following the Annual Stockholder Meeting each year. Each new director receives a prorated retainer that is paid on the first business day of the month following his or her appointment to the Board.

2015 RETAINERS

Annual Board Service:	$65,000
Lead Director:	$17,500

Committee	Committee Chair (1)	Committee Membership
Audit	$25,000	$10,000
Compensation	$25,000	$7,500
Finance	$12,500	$5,000
Nominating & Governance	$12,500	$5,000
(1)	Includes Committee membership retainer

Directors may elect to defer receipt of some or all of their cash retainers in the form of Common Stock equivalents under the

Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”). The number of Common Stock equivalents credited to a director’s account is based on a per share price equal to the average of the closing price of Common Stock on the NASDAQ Stock Market for the 10 trading days immediately preceding the date the deferred compensation is credited to the director’s account. Under the Director Deferred Compensation Plan, to the extent dividends are paid, dividend equivalents and fractions thereof are converted to additional Common Stock equivalents and are credited to a director’s deferred compensation account as of the dividend payment dates. Each director’s account is settled in an equal number of shares of Common Stock upon a pre-specified distribution date or the director’s earlier termination of service from the Board. The Director Deferred Compensation Plan is a non-qualified plan under the Internal Revenue Code.

b. Expenses

The Company reimburses directors for customary and usual travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

26    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

c. Annual Equity Grant — Restricted Stock Units

Each director receives an annual grant of RSUs under the 2004 Stock Incentive Plan. We grant RSUs for the following reasons:

•	RSUs cause the value of directors’ share ownership to rise and fall with that of other stockholders, serving the objective of alignment with stockholder interests.

•	Restricted stock and RSUs are a prevalent form of director compensation among the Company’s Peer Group.

The Company determines the number of RSUs to be granted by dividing the annual equity award value of $90,000 by the closing price of Common Stock on the date of the annual

grant, which is the second business day of the next “window period” opened in accordance with the Company’s Employee/Insider Trading Policy. RSUs vest on the earlier of the first business day 12 months from the date of grant or upon the director’s termination of service with the Board, unless deferred. Directors may elect to defer receipt of shares issuable under RSU awards to termination of their board service; and beginning with the February 2015 RSU awards, vested shares that are deferred earn a dividend (in the form of Common Stock equivalents) to the extent the Company pays a dividend on outstanding shares.

Director Ownership and Stock Holding Requirements

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Pursuant to our Corporate Governance Principles and Practices, the Board desires that each non-employee director hold Jack in the Box Inc. Common Stock with a value of at least three times the annual cash Board service retainer, within a reasonable period after joining the Board. Direct holdings, unvested and deferred RSUs, and Common Stock equivalents count toward ownership value.

Each director is required to hold until termination of his or her Board service at least 50% of the shares resulting from all RSU grants. The table below shows each director’s ownership value as of fiscal year end 2015, based on a closing stock price of $79.71 on the last trading day of fiscal 2015, September 25, 2015. Each of our non-employee directors, except Ms. John who joined the Board late in fiscal 2014, meets the director holding requirement.

Name	Board Service Effective Date	Direct Holdings /Unvested RSUs	Deferred Units & Common Stock Equivalents	Total Value
Mr. Goebel	Dec. 2008	$1,757,207	$0	$1,757,207
Ms. John	Sept. 2014	$81,862	$0	$81,862
Ms. Kleiner	Sept. 2011	$564,108	$376,231	$940,339
Mr. Murphy	Sept. 2002	$326,492	$4,256,115	$4,582,608
Mr. Myers	Dec. 2010	$1,773,946	$454,825	$2,228,771
Mr. Tehle	Dec. 2004	$1,015,346	$3,431,356	$4,446,702
Mr. Wyatt	May 2010	$555,658	$499,224	$1,054,882

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    27

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Fiscal 2015 Compensation

The table below shows the compensation amounts for each of the Company’s directors in fiscal 2015. Each director received an annual equity award of 927 RSUs, valued at $90,000 on the date of grant, February 23, 2015. The restricted stock units vest 100% on the earlier of the first business day 12 months from the date of grant or upon termination of service with the Board.

For fiscal 2015, the average annual compensation of directors was $177,857 (excluding the dividend payments on deferred accounts), comprised of (i) $87,857 in cash and (ii) $90,000 in RSUs.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Mr. Goebel	$95,000	$90,000	$0	$185,000
Ms. John	$77,500	$90,000	$0	$167,500
Ms. Kleiner	$85,000	$90,000	$0	$175,000
Mr. Murphy	$95,000	$90,000	$43,726	$228,726
Mr. Myers	$80,000	$90,000	$3,957	$173,957
Mr. Tehle	$87,500	$90,000	$30,327	$207,827
Mr. Wyatt	$95,000	$90,000	$0	$185,000
(1)	“Fees Earned or Paid in Cash” reflects Board and Committee retainers paid to each director in 2015 either in cash or deferred at the director’s election.
(2)	“Stock Awards” reflects the grant date fair value of RSUs granted under the 2004 Stock Incentive Plan, computed in accordance with ASC 718.
(3)	The amount reported in the “All Other Compensation” column reflects four dividend payments made during fiscal 2015 that were credited to the applicable directors’ common stock equivalent accounts in connection with their prior deferral of cash retainers under the Director Deferred Compensation Plan described in the above section “a. Cash Retainers.”

Outstanding Equity at Fiscal Year End

The table below sets forth the aggregate number of unvested and deferred RSUs held by directors at the end of fiscal 2015

Name	Unvested RSUs	Deferred RSUs
Mr. Goebel	927	0
Ms. John	927	0
Ms. Kleiner	927	4,720
Mr. Murphy	927	9,138
Mr. Myers	927	1,551
Mr. Tehle	927	12,307
Mr. Wyatt	927	6,263

28    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited consolidated financial statements for the fiscal year ended September 27, 2015.

The Audit Committee has reviewed and discussed the annual consolidated financial statements with Management and KPMG LLP, the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. The Committee was also involved in selection of the firm’s lead engagement partner for fiscal 2016. The Audit Committee met on four occasions in the fiscal year ended September 27, 2015. The Audit Committee met with the independent auditor, with and without Management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Statement on Auditing Standards No. 16 Communications with Audit Committees. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and internal audit group as well as the Company’s independent auditor whose reports express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting.

Based on the reviews and discussions referred to above, and the reports of KPMG LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2015, for filing with the SEC.

THE AUDIT COMMITTEE

Michael W. Murphy, Chair

James M. Myers

David M. Tehle

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    29

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants, for the fiscal years ended September 27, 2015 and September 28, 2014.

	2015	2014
Audit Fees (1)	$923,980	$897,515
Audit Related Fees	—	—
Tax Fees (2)	29,667	67,923
All Other Fees	—	—
KPMG Total Fees	$953,647	$965,438
(1)	Audit fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal controls over financial reporting. Audit fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Tax fees include fees for services rendered for tax advice in connection with sales tax audit defense, interest rate swaps, and the amendment to the Company’s credit facility.

Registered Public Accountants’ Independence. The Audit Committee has considered whether the provision of the above-noted services, other than audit services, is compatible with maintaining KPMG’s independence, and has determined that the provision of such services has not adversely affected KPMG’s independence.

Policy on Audit Committee Pre-Approval of Services. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Pre-Approval Policy, which is available on our website at www.jackinthebox.com/investors/corporategovernance.

30    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2016. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG LLP has served as the Company’s independent auditor since 1986. One or more representatives of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG LLP as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 2, 2016, is hereby ratified, confirmed and approved.

Vote Required for Ratification

Ratification requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    31

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders have the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in the CD&A, the compensation tables, narrative disclosures, and related footnotes included in this Proxy Statement. This “Say on Pay” vote is advisory, and therefore nonbinding on the Company; however, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. We received a 97.6% favorable vote on Say on Pay at our February 2015 Annual Meeting of Stockholders.

The Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets within the marketplace, and Company performance goals and analysis.

As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our NEOs for achievement of short-term and long-term financial and operational goals (and, in some years, strategic goals), and aligns our NEOs’ interests with the long-term interests of our stockholders by providing a mix of performance and service-based equity awards. Specifically, a significant portion of compensation paid to our NEOs is based on the Company’s business performance.

Our fiscal 2015 NEOs consist of three Brand Services executives supporting both brands, namely our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Legal and Risk Officer (CLO), along with our Jack in the Box Brand President and Qdoba Brand President.

The Compensation Committee believes stockholders should consider the following key components of our compensation programs and governance practices when voting on this proposal:

Pay for Performance Orientation

•	Competitive, Targeted Pay. We target executive base salary, total cash compensation, and total direct compensation to deliver competitive pay for performance that meets expectations, and the opportunity for higher pay only if performance exceeds expectations.

•	Pay Mix. Our executive compensation program includes a mix of fixed and variable compensation, with a majority of target compensation in the form of annual and long-term incentives that directly tie to key Company goals and drive long-term stockholder value.

•	2015 Annual Incentives. In 2015, our NEOs’ annual incentive was based partly on Operating Earnings Per Share (“EPS”), with (a) the Brand Services executives’ incentive also partly based on a consolidated Restaurant Operating Margin (“ROM”) target; and (b) the Jack in the Box and Qdoba Brand Presidents’ annual incentives partly based on their respective brand’s Segment Operating Income and ROM.

•	Each of the Brand Services NEOs earned an annual incentive payment in fiscal 2015 based on the Company substantially exceeding its financial performance target for EPS and consolidated ROM.
•	The JIB Brand President earned an incentive based on this same EPS achievement and the brand exceeding its maximum Segment Operating Income and ROM targets.

•	The Qdoba Brand President earned an annual incentive based on the same EPS result, and the brand’s above threshold level achievement on Segment Operating Income and ROM goals.

•	Long-Term Incentives (“LTI”). Equity awards for our NEOs included a mix of stock options, performance share units (“PSUs”), and time-vested restricted stock units (“RSUs”) with holding requirements. The PSUs vest three years after the grant, depending on the Company’s achievement of goals over a three-fiscal year period. The grant guidelines, goals, and performance metrics for the LTI awards granted in November 2014 for the performance period fiscal 2015-17 are further described in the CD&A.

32    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Alignment with Long-Term Stockholder Interests

•	Stock Ownership Requirement. Our NEOs and other senior executives are required to own a significant amount of the Company’s stock, based on a multiple of salary.

•	Equity Awards. The largest portion of our NEOs’ total pay is delivered in equity awards (including options, PSUs and RSUs), with such equity awards accounting for 64% of the CEO’s total direct compensation in 2015.

Option awards and time-vested RSUs have multi-year vesting; performance awards are based on achievement of financial goals over a three-fiscal year period.

All RSUs – and PSUs beginning in fiscal 2016 — are subject to a holding requirement of at least 50% of after-tax net shares until termination or retirement.

•	No Evergreen — No Repricing — No Pledging or Hedging. We do not have an evergreen plan, and we prohibit repricing equity awards without stockholder approval. We prohibit Section 16 officers and Corporate Vice-Presidents from pledging Company stock as collateral for any obligation or engaging in hedging transactions involving our stock.

Recommendation

With the assistance of its independent compensation consultant, the Compensation Committee has thoughtfully developed our executive compensation programs, setting NEO compensation that links pay to performance and provides an appropriate balance of short-term and long-term incentives that are aligned with long-term stockholder interests. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

“RESOLVED, that Jack in the Box Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Compensation Discussion and Analysis, tabular disclosures, and other narrative disclosures in this Proxy Statement for the 2016 Annual Meeting of Stockholders.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    33

PROPOSAL FOUR – APPROVAL OF PERFORMANCE INCENTIVE PLAN

PROPOSAL FOUR – APPROVAL OF PERFORMANCE INCENTIVE PLAN

In November 2015, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the Jack in the Box Inc. Performance Incentive Plan (the “Plan”), subject to approval by the Company’s stockholders. The Plan is intended to replace the Jack in the Box Inc. Annual Performance Incentive Plan, which was approved by the Company’s stockholders in February 2011.

The purpose of the Plan is to promote the interests of the Company and its stockholders by providing performance-based incentives to certain employees of the Company and its affiliates, including performance-based incentives that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”). The Plan is an unfunded, performance-based plan designed to provide cash compensation that is directly tied to achievement of the Company’s objectives. At the Annual Meeting, the Company’s stockholders are being asked to approve the Plan.

Approval of the Plan by the Company’s stockholders will constitute approval of terms and conditions set forth therein that will permit the Company to grant awards under the Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m). Section 162(m) limits to $1 million per person per taxable year the amount that may be deducted for compensation paid to a publicly held corporation’s “covered employees” (i.e., the principal executive officer and the three highest compensated officers (other than the principal executive officer or principal financial officer) whose total compensation is required to be reported to the Company’s stockholders under the Securities Exchange Act of 1934, as amended). However, Section 162(m) provides an exemption from this limit for qualified “performance-based compensation.” For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such compensation; (ii) a description of the business criteria on which the performance goals for such compensation is based; and (iii) the maximum amount of such compensation that could be paid or granted to any employee during a specified period. Accordingly, we are requesting that our stockholders approve the Plan, which includes terms and conditions regarding eligibility for awards, the business criteria on which the performance goals for awards may be based, and the maximum amount that may be paid to any employee for any fiscal year of the Company (as described in the summary below).

We believe it is in the best interests of the Company and its stockholders to preserve the ability to award “performance-based compensation” under Section 162(m). However, in certain circumstances, we may determine to award compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m). Moreover, even if we award compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by the Company.

Stockholder Approval

If this proposal is approved by the Company’s stockholders, the Plan will become effective as of February 13, 2016. In the event that the Company’s stockholders do not approve this proposal, the Plan will not become effective.

Summary of the Plan

The following description summarizes the principal features of the Plan but is qualified in its entirety by reference to the full text of the Plan set forth as Exhibit A to this Proxy Statement.

Eligibility

In order to be eligible to participate in the Plan with respect to a particular performance period, an individual must (i) be an employee of the Company or any of its affiliates during the entire performance period or such other period as may be specified by the Committee, (ii) be designated by the Committee as eligible to participate in the Plan with respect to the performance period, and (iii) meet any other requirements that may be established by the Committee with respect to the performance period. As of December 1, 2015, approximately 20,380 employees, including 11 executive officers, of the Company and its affiliates will be eligible to participate in the Plan, provided that they are designated by the Committee as eligible to participate in the Plan and meet any other requirements that may be established by the Committee.

Administration

The Plan will be administered by the Committee. The Committee consists solely of non-employee directors who are “outside directors” within the meaning of Section 162(m). The Committee has the authority to, among other things, select eligible participants, determine the amount and terms of incentive awards subject to the terms of the Plan, establish

34    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

PROPOSAL FOUR – APPROVAL OF PERFORMANCE INCENTIVE PLAN

performance goals, and determine the extent to which such performance goals were attained. The Committee is authorized to interpret the Plan, establish, amend and rescind any rules and regulations relating to the Plan, and make any other determinations that it deems necessary or desirable for the administration of the Plan. Any decision of the Committee in the interpretation and administration of the Plan is within the Committee’s sole and absolute discretion and will be final, conclusive and binding on all parties concerned.

The Board of Directors or the Committee may terminate, alter, suspend or amend the Plan at any time pursuant to the terms of the Plan. However, no amendment may be effective without the approval of the Board of Directors and/or the Company’s stockholders if such approval is required in order to comply with Section 162(m).

Performance Goals

Awards under the Plan will be payable contingent upon the attainment during a performance period of specified performance goals and any other requirements set forth in the Plan or established by the Committee. With respect to each award, the performance goals for the applicable performance period will be established by the Committee based upon one or more measures of business, financial, and/or operational performance (each, a “Performance Measure”). Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies, or the performance of one or more relevant indices, as determined by the Committee.

Performance Measures may be one or more of the following, as determined by the Committee: sales (including same-store, systemwide, Company-operated, and franchise-operated); revenue; gross margin; operating margin; pre-tax profit; profit after tax; net income; stock price performance; total shareholder return; expenses; G&A expenses; economic value added; market share; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest and taxes (EBIT); earnings before taxes (EBT); earnings from operations; net earnings; earnings per share (EPS); operating earnings per share; FCCR (Fixed Charge Coverage Ratio); debt/EBITDA ratio; number of restaurants; number of restaurants franchised; number of restaurants remodeled or reimaged; cash flow or free cash flow (cash flow from operations less capital expenditures); return on invested capital (ROIC); return on equity (ROE); return on investment (ROI); return on capital; return on assets (ROA); restaurant operating margin (ROM); ROM as percentage of sales; guest satisfaction measures; number of guests; guest transaction measures; and other measures selected by the Committee (to the extent an award is not intended to qualify as “performance-based compensation” under Section 162(m)).

The Committee is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent an award is intended to qualify as “performance-based compensation” under Section 162(m), any such adjustment may be made only if such adjustment is objectively determinable and specified by the Committee at the time such performance goals are established: (1) to exclude restructuring and/or other non-recurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; (7) to exclude the effects of gains or losses on the sale of company restaurants; (8) to exclude the effects of discontinued operations; (9) to exclude the effects of pension/post-retirement plan expense; (10) to exclude the effect of stock-based compensation expense; (11) to exclude G&A expenses related to shared service functions (such as accounting/finance, human resources, audit services, legal, tax and treasury); (12) to exclude the dilutive effects of acquisitions or joint ventures; (13) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (14) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (15) to respond to, or in anticipation of, changes in applicable laws, regulations or accounting principles; (16) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (17) to the extent an award is not intended to qualify as “performance-based compensation” under Section 162(m), to make other appropriate adjustments selected by the Committee.

With respect to any award intended to qualify as “performance-based compensation” under Section 162(m), unless otherwise permitted under Section 162(m), the Committee will establish the performance goals applicable to, and the formula for calculating the amount payable under, such award no later than the earlier of (i) the date 90 days after the beginning of the applicable performance period, and (ii) the date on which 25% of such performance period has elapsed, and in any event at a time when the achievement of the applicable performance goals remains substantially uncertain.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    35

PROPOSAL FOUR – APPROVAL OF PERFORMANCE INCENTIVE PLAN

Prior to the payment of any amount under an award intended to qualify as “performance-based compensation” under Section 162(m), the Committee must certify in writing the extent to which any performance goals and any other material terms under such award have been satisfied.

The Committee may exercise its discretion to reduce the amount of any award that would otherwise be due upon attainment of the performance goals on the basis of any factors as the Committee, in its sole discretion, may determine. With respect to any award intended to qualify as “performance-based compensation” under Section 162(m), the Committee will not have the discretion to increase the amount of any such award that would otherwise be due upon attainment of the performance goals.

Maximum Individual Award

No Participant will be eligible to receive any award payment or combination of award payments under the Plan for any fiscal year of the Company in excess of $4 million.

Form and Timing of Award Payments

Each award payment will be made in cash in a single lump sum as soon as practicable following certification by the Committee of the extent to which any performance goals and any other material terms under such award have been satisfied, but in no event later than the date required to exempt any such payment from the application of Section 409A of the Code.

Clawback Policy

Awards granted under the Plan, as well as any payments with respect to such awards, are subject to the terms of the Company’s recoupment, clawback or similar policy as may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of such an award or payment.

New Plan Benefits

Awards granted under the Plan to the Company’s executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Plan, and the Board of Directors and the Committee have not granted any awards under the Plan subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to the Company’s executive officers and other employees under the Plan, as well as the benefits or amounts which would have been received by or allocated to the Company’s executive officers and other employees for fiscal year 2015 if the Plan had been in effect, are not determinable. The Company’s non-employee directors are not eligible to participate in the Plan.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present, entitled to vote and cast at the Annual Meeting in person or by proxy (assuming a quorum). If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PERFORMANCE INCENTIVE PLAN.

36    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — I. EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions for our named executive officers (“NEOs”) in fiscal 2015. The Compensation Committee of our Board of Directors (the “Committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs. Compensation for fiscal 2013 and 2014 is shown for the NEOs who were also NEOs in either of those years.

Our fiscal year 2015 NEOs are:

•	Leonard A. Comma	Chairman and Chief Executive Officer (“CEO”), our principal executive officer

•	Jerry P. Rebel	Executive Vice President, Chief Financial Officer (“CFO”), our principal financial officer

•	Phillip H. Rudolph	Executive Vice President, Chief Legal and Risk Officer (“CLO”) and Corporate Secretary

•	Frances L. Allen	Jack in the Box Brand President (“JIB President”)

•	Timothy P. Casey	Qdoba Brand President (“Qdoba President”)

Quick Reference Guide

Executive Summary	Section I
Compensation Principles and Objectives	Section II
Compensation Competitive Analysis	Section III
Elements of Compensation	Section IV
Compensation Decision-Making Process	Section V
Fiscal 2015 Compensation	Section VI
Additional Compensation Information	Section VII
Fiscal 2016 Program Changes	Section VIII

I. EXECUTIVE SUMMARY

Jack in the Box is committed to responsibly building long-term stockholder value. Our executive compensation program is designed to deliver on this commitment by using a balanced performance measurement framework that is aligned with the key drivers of Company performance and stockholder value creation. This executive summary provides an overview of our fiscal 2015 performance, compensation framework and pay actions, targeted total direct compensation, and CEO pay for performance alignment.

a. Fiscal 2015 Financial Highlights

The Company returned significant value to its stockholders by delivering another year of strong financial and operational performance in fiscal 2015. Highlights include:

Returns to Stockholders

•	The Company’s stock price increased 21.3% to $79.71 per share at fiscal year-end (“FYE”) 2015, versus $65.73 at FYE 2014. This increase is on top of a 63.9% increase during fiscal 2014, and a 42.7% increase during fiscal 2013.
•	Cumulative total shareholder return increased significantly year over year, and for the fifth consecutive year, as shown on the TSR-CEO pay for performance alignment graph in Section I.d. below.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    37

CD&A — I. EXECUTIVE SUMMARY

Financial and Operational Achievements

•	Operating Earnings Per Share (“Operating EPS”)[1] increased 22% to $3.00 per share for fiscal 2015 (versus $2.45 for fiscal 2014), on top of three consecutive years of growth in excess of 30%.

•	Systemwide same-store sales grew 9.3% at Qdoba and 6.5% at Jack in the Box (“JIB”) with JIB exceeding the QSR sandwich segment by 4.9 percentage points, according to The NPD Group’s SalesTrack® Weekly for fiscal 2015.

•	Consolidated restaurant operating margin (“ROM”) rose 190 basis points to 20.4% of sales, with margins increasing at both brands.
•	The business model transformation of our JIB brand from primarily company-owned restaurants to 82% franchise-owned restaurants has resulted in a less capital intensive business model with more annuity-like cash flows. Consolidated franchise margin, as a percentage of franchise revenues, improved 190 basis points to 51.5%.

As described further below, consistent with the fundamental principle that compensation programs should align pay with performance, the Company’s fiscal 2015 performance directly impacted compensation decisions and pay outcomes.

b. Fiscal 2015 Compensation Framework and Key Pay Actions

Our executive compensation program is designed to motivate, engage, and retain a talented executive leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of financial and operational performance metrics, varying time horizons, and multiple equity vehicles. The largest portion of our executives’ compensation is variable and is directly tied to the achievement of annual and longer-term financial and operating goals. In combination, these metrics and variables provide a balanced and comprehensive view of performance, and drive the Committee’s executive compensation decisions. The framework and key fiscal 2015 performance measures and pay actions are shown on the following chart.

[1]	Operating EPS refers to diluted EPS from continuing operations on a GAAP basis excluding restructuring charges and gains/losses from refranchising. For a reconciliation, please see the Company’s current report on Form 8-K and accompanying press release filed November 17, 2015.

38    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — I. EXECUTIVE SUMMARY

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    39

CD&A — I. EXECUTIVE SUMMARY

c. Fiscal 2015 Targeted Total Direct Compensation Mix

The chart below shows the percentage breakdown of targeted total direct compensation (“TDC”) (consisting of base salary, target annual incentive, and target long-term incentive) for each NEO in fiscal 2015. Consistent with our objective of pay for performance alignment (described in Section II of this CD&A), the largest portion of compensation is variable, at-risk pay in the form of annual and long-term incentives (including annual incentive, stock options and performance share units). In fiscal 2015, 61% of our CEO’s pay was at risk, and 52%-54% of pay for our other NEOs.

Target TDC is set within a competitive range of the Market median based on market data and advice provided by the Committee’s independent consultant. The Committee determined that the target TDC for our CEO in fiscal 2015 was $4.8 million (consisting of base salary of $850,000, target annual incentive of $850,000, and target long-term incentive of $3.1 million), which was approximately 15% below the Market median. Mr. Comma’s actual TDC in fiscal 2015 was $5.7 million. The difference in actual TDC over target TDC was primarily due to an annual incentive payout of 192% of target (or an additional $782,000) resulting from the Company substantially exceeding target performance on its annual goals.

CEO Total Direct Compensation

	Target (000s)	Actual (000s)
Salary	$850.0	$842.3
Annual Incentive	$850.0	$1,632.0
Long-Term Incentive (LTI)	$3,100.0	$3,243.7
Total	$4,800.0	$5,718.0

The LTI component values for each NEO are provided in Section VI.c. — Fiscal 2015 Compensation — Long-Term Incentive Compensation.

40    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — I. EXECUTIVE SUMMARY

d. CEO Compensation and Pay for Performance Alignment

Each year, the Committee assesses our CEO’s actual compensation relative to the Company’s performance. The following graph shows the relationship of our CEO’s actual TDC compared to our cumulative total shareholder return performance in each of the last five fiscal years. Actual TDC in this table includes base salary, actual annual incentive earned for the year, and the long-term incentive value based on the stock price at the time of grant (and for PSUs, includes the entire three-year potential share payout at target; and for options, uses a Black-Scholes value). Pay for performance alignment is shown relative to the TDC of our current CEO, Mr. Comma, for fiscal 2014 and 2015, and relative to our former CEO, Ms. Lang, for fiscal 2011-2013. As illustrated, CEO compensation was generally aligned with Company performance, except in fiscal 2014 when the CEO’s pay declined (during the transition from the former CEO to the new CEO), although TSR improved significantly.

(1)	The graph above shows the cumulative return to holders of the Company’s Common Stock at September 30th of each year assuming $100 was invested on September 30, 2010, and assumes reinvestment of dividends. The Company paid dividends beginning in fiscal 2014.

e. Say-on-Pay Feedback from Stockholders

In 2015, we sought an advisory vote from our stockholders regarding our executive compensation program and received a 97.6% favorable vote supporting the program. Each year, the Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other executives. Given the significant level of stockholder support and our stockholder outreach throughout the year, the Committee concluded that our executive compensation program continues to align executive pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and executives. Accordingly, the Committee determined not to make any significant changes to our programs as a result of the vote. The Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for the NEOs and executives.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    41

CD&A — II. COMPENSATION PRINCIPLES AND OBJECTIVES

II. COMPENSATION PRINCIPLES AND OBJECTIVES

The Committee focuses on the following principles and objectives in determining and measuring the various components of our executive compensation programs:

•	Competitive target pay structure, including base salary, annual incentive, and long-term incentives that enables us to attract and retain talented, experienced executives who can drive long-term stockholder value.

•	Pay for performance alignment, with a higher percentage of executive pay in the form of annual and long-term incentives that directly tie payouts to the achievement of incentive goals.

•	Comprehensive goal setting, with financial, operational, and strategic performance metrics that drive long-term stockholder value.

•	Balanced short-term and long-term executive decision making, through variable compensation components (cash and stock) using varying timeframes.

•	Executive alignment with stockholder interests, through stock ownership and holding requirements.

•	Sound governance practices and principles in plan design and pay decisions, with the Committee considering both what and how performance is achieved.

•	Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

Internal Pay Equity

Our compensation programs are designed so that potential compensation opportunities are appropriate relative to each executive’s level of responsibility and impact. While program design is similar for executives at the same level, actual pay may vary based on job scope and individual performance over time. In fiscal 2015, our CEO’s targeted TDC was approximately 2.7 times higher than the next highest paid executive.

42    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — III. COMPENSATION COMPETITIVE ANALYSIS

III. COMPENSATION COMPETITIVE ANALYSIS

a. Competitive Analysis

Each year the Committee relies on a variety of data points to assess the competitiveness of our executive compensation program and the individual compensation of our executives. Information the Committee uses to perform this analysis includes:

•	The Company’s performance against its financial and operational goals;

•	The mix of short-term and long-term compensation in the form of cash and equity-based compensation;
•	A review of “Market” compensation by the Committee’s independent consultant, which includes data from (a) proxy statement disclosures of our Peer Group (defined below), (b) a restaurant industry compensation survey, (c) general industry data from national compensation surveys; and (d) the Company’s financial performance relative to our Peer Group.

b. Fiscal 2015 Peer Group

We use a Peer Group to assess the competitive pay levels of our NEOs and other executives, and to evaluate program design elements. The Committee believes the Peer Group should consist of a combination of restaurant and retail companies because these are the primary companies with which we compete for executive talent.

Our practice in selecting Peer Group companies is to look for companies in the restaurant industry that are comparable in size (GAAP revenue and market capitalization, generally between 0.5x and 2.0x Jack in the Box Inc.). The Committee also considers systemwide sales, number of locations, business models and consumer focus. In reviewing systemwide sales comparisons, the Committee focuses on the eleven restaurant companies in the Peer Group (for which comparative data is applicable). Given the small number of public restaurant companies that meet the above criteria, our peer group also includes retail companies of similar size.

The Committee determined that the fiscal 2014 Peer Group continued to provide sound representation of competitive pay levels and practices, and therefore made no changes to the peer group for fiscal 2015.

2015 Peer Group

Restaurant	Retail
Brinker International, Inc.	Aeropostale Inc.
Buffalo Wild Wings, Inc.	Chico’s FAS Inc.
The Cheesecake Factory Incorporated	Children’s Place Retail Stores Inc.
Chipotle Mexican Grill, Inc.	DSW Inc.
Cracker Barrel Old Country Store, Inc.	Finish Line, Inc.
DineEquity, Inc	Genesco Inc.
Domino’s Pizza, Inc.	Urban Outfitters, Inc.
Panera Bread Company
Ruby Tuesday, Inc.
Sonic Corporation
The Wendy’s Company

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    43

CD&A — IV. ELEMENTS OF COMPENSATION

IV. ELEMENTS OF COMPENSATION

Our executive compensation programs consist of the elements summarized below, and are designed to (a) achieve our compensation objectives, (b) enable the Company to attract, retain, motivate, engage, and reward our NEOs and other executives, and (c) encourage an appropriate level of risk taking, as discussed later in this CD&A.

Element / Type of Plan	Link to Compensation Objectives	Key Features

Current Year Performance
Base Salary (Cash)	Fixed amount of compensation for performing day-to-day responsibilities. Provides financial stability and security, and represents the smallest portion of TDC.	Competitive pay that is targeted to approximate a reasonable range of the median of the Market, taking into account job scope and complexity, criticality of position, knowledge, skills and experience. Generally, executives are eligible for an annual salary increase, depending on individual performance, market pay changes, and internal equity.

Annual Incentive (Cash)	Variable compensation component. Motivates and rewards for achievement of annual Company financial and operational goals, and in some years, other annual strategic objectives.	Incentives are targeted to approximate a reasonable range of the Market median. Total potential payouts range from 0% - 200% of target payout. Goals and weighting are set annually for specific financial, operational, and/or strategic performance. Fiscal 2015 goals are described in Section VI.b.

Multi-Year Performance
Long-Term Incentive (LTI) (Equity)

Variable compensation component. Motivates and rewards for sustained long-term financial and operational performance designed to increase long-term stockholder value.

Encourages continued employment through required vesting periods in order to obtain shares.

Stock ownership and holding requirements align the financial interests of our executives with the financial interests of our stockholders.

LTI guidelines are reviewed annually and set to result in total pay that is within a reasonable range of the Market median. Actual grants may vary from the LTI guideline based on individual performance.

Stock Options: In fiscal 2015, option awards represented 34% of each executive’s LTI guideline; they vest ratably over three years and expire seven years from the grant date. The exercise price is equal to the closing price of Jack in the Box Common Stock on the date of grant.

Performance Awards (PSUs): In fiscal 2015, PSUs represented 33% of the LTI guideline, are payable in stock, and vest at the end of three fiscal years, subject to achievement of pre-established performance goals. The goals for the FY 2015-2017 grant are described in Section VI.c.

Restricted Stock Units (RSUs): In fiscal 2015, RSUs represented 33% of the LTI guideline, vest 20% per year over five years, are payable in stock, with shares subject to a holding requirement until termination of service. (Generally, the holding requirement is 50% of after-tax net shares for executives who met their stock ownership guideline, with some grants subject to 100% holding if the executive had not yet met their guideline at the time of grant). Refer to Section VIII for plan changes in fiscal 2016.

Attraction & Retention
Perquisites (Cash)	Provides a limited cash value for certain other benefits that are typically offered to executives in the Market.	A taxable benefit is provided to executives and paid bi-weekly. This benefit is intended to defray expenses for financial planning, and the executive’s use of their personal automobile and cell phone for business purposes.

Retirement Benefits (Pension, SERP, Deferred Compensation)	Provides for retirement income to reward service and commitment to the Company and to encourage retention.

Pension — The Company sponsors an employee pension plan that provides benefits based on years of service and earnings up to IRC limitations. The plan was closed to employees hired on or after January 1, 2011, and was “sunset” on December 31, 2015, after which time participants no longer accrue added benefits based on additional pay or service. Three NEOs are participants in the plan.

Supplemental Executive Retirement Plan (“SERP”) — The SERP was closed to new participants in 2007. One NEO is a participant in the plan as he was hired as an Officer prior to 2007. The plan provides retirement income, on a non-qualified basis, without regard to IRC limitations.

Executive Deferred Compensation Plan (“EDCP”) — The EDCP is a non-qualified deferred compensation plan that is offered to highly-compensated employees. Executives hired or promoted to an Officer position after 2007 (and not eligible for the SERP), including four NEOs, receive an additional Company contribution to the EDCP for ten years from their respective hire dates.

44    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — V. COMPENSATION DECISION-MAKING PROCESS

V. COMPENSATION DECISION-MAKING PROCESS

a. Role of the Compensation Committee

The Committee works closely with its independent consultant and meets regularly, including in executive session without members of Management present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The Committee reviews a variety of market data and information, including Company, Peer Group, restaurant/retail industry, and general industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The Committee Chair reports the actions of the Committee to the Board at each regular meeting. The Committee’s responsibilities include reviewing and approving:

•	The Peer Group;

•	Our compensation philosophy;

•	The amount and form of executive compensation (pay increases, equity grants);

•	CEO performance and compensation, and executive officer compensation;

•	Annual and long-term incentive plans and benefit plans;

•	Performance metrics and goals, and the achievement of annual and long-term incentive plan goals;

•	Board compensation; and

•	Annual proxy statement/CD&A disclosure.

b. Role of the Independent Compensation Consultant

The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or the “Consultant”) as its independent compensation consultant since January 2010. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant raises any conflict of interest, taking into consideration the following factors: (i) whether Semler Brossy provides any other services to the Company; (ii) the amount of fees paid by the Company to Semler Brossy as a percentage of Semler Brossy’s total revenue; (iii) Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with any executive officers of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Committee has not created any conflict of interest.

The Consultant does the following for the Committee:

•	Attends Committee meetings;

•	Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives, and advises on plans or practices that may improve effectiveness of our compensation program;

•	Provides and discusses peer group and survey data for competitive comparisons and, based on this information, offers independent recommendations on CEO and NEO compensation;

•	Reviews the CD&A and other compensation-related disclosures in our proxy statements;

•	Offers recommendations, insights and perspectives on compensation related matters;

•	Evaluates and advises the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and

•	Assists the Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders.

In fiscal 2015, Semler Brossy attended all Committee meetings in person or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chair between meetings. Semler Brossy reviewed this CD&A.

c. Role of the CEO in Compensation Decisions

When making decisions on executive compensation, the Committee considers input from the Company’s CEO, who reviews the performance of the other NEOs and executives and provides his recommendations to the Committee on NEOs’ and other executives’ compensation. The Company’s Chief People, Culture & Corporate Strategy Officer (“CPO”), compensation and benefits department, and the CFO and finance department also provide information and answer the Committee’s questions regarding Company financial targets and projections. The CEO meets privately with the Committee and its consultant to discuss his executive pay recommendations, and provides his insight and perspectives to the Committee on the reports and recommendations of the Committee’s consultant relating to plan design and strategies, goal setting, payout structure, stock grants and holding requirements, and related topics.

The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO or any other members of Management present.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    45

CD&A — VI. FISCAL 2015 COMPENSATION

VI. FISCAL 2015 COMPENSATION

a. Base Salary

In fiscal 2015, the Committee approved the following NEO salary increases, effective November 2014, to maintain Market competitiveness, and to recognize individual performance, skills, experience, and criticality of position. The Committee gave Mr. Comma a higher percentage salary increase than the other NEOs to achieve its objective of bringing his pay closer to the Market median over time.

2015 Base Salary Increases

Name	Fiscal 2014 Salary (000s)	Fiscal 2015 Salary (000s)	% Increase
Mr. Comma (CEO)	$800	$850	6.2%
Mr. Rebel (CFO)	$540	$556	3.0%
Mr. Rudolph (CLO)	$485	$502	3.5%
Ms. Allen (JIB President) (1)	N/A	$500	—
Mr. Casey (Qdoba President)	$412	$428	3.9%
(1)	Ms. Allen joined the Company during fiscal 2015, on October 27, 2014.

b. Performance-Based Annual Incentive Compensation (Cash)

In November 2014, the Committee approved the annual incentive goals for fiscal 2015 consistent with the Company’s fiscal 2015 operational plan and budget approved by the Board. For Brand Services executives (Mr. Comma, Mr. Rebel and Mr. Rudolph), the annual goals included: (1) Operating EPS, using the same calculation that Management and the investment community commonly use to assess the Company’s performance; and (2) Consolidated Restaurant Operating Margin (ROM), as described below. For Ms. Allen, the JIB President, and Mr. Casey, the Qdoba President, the goals included a combination of the corporate Operating EPS goal, and specific goals for each of their respective brands.

When setting fiscal 2015 annual incentive goals, the Committee and our CEO considered: (1) the Company’s fiscal 2015 operational plan and budget, then-current economic conditions, and potential events that could impact future sales and earnings levels; (2) a sensitivity analysis of Company and brand performance results relative to the incentive targets; and (3) the advice of the Committee’s Consultant. Based on this review, the Committee set goals based on key financial metrics that it believed would increase stockholder value if achieved, with target and higher goals set at challenging, yet reasonable levels. The plan structure and relative weights of each goal are shown in the table below.

Brand Services Executives		JIB/Qdoba Brand Executives
70%	Jack in the Box Inc. Operating EPS	30%	Jack in the Box Inc. Operating EPS
30%	Consolidated ROM	40%	JIB/Qdoba Segment Operating Income
		30%	JIB/Qdoba ROM

The following table describes each goal and the reason for its inclusion in the annual incentive plan.

2015 Performance Metrics	Why Goal Is Used
Operating EPS (diluted) (1)	This is a primary measure of how well the Company is performing overall, and is a key driver of stockholder return over the long term. This metric excludes restructuring charges and gains and losses from refranchising.
Consolidated Restaurant Operating Margin (ROM)	Consolidated ROM measures how effectively the Company manages its business operations and costs, and is a key performance metric for alignment with our franchise operators, our franchising strategy, and our stockholders and potential investors.
JIB/Qdoba Segment Operating Income	Brand Segment Operating Income is a key performance metric for measuring operational performance relative to profitability, and is reported in the footnotes to our financial statements as Earnings from Operations by Segment, beginning with the Annual Report on Form 10-K for fiscal 2014. It includes all earnings for the specified brand — all revenue less costs — before interest and taxes, where such costs include regional administrative costs, but excludes unallocated costs related to shared service functions (such as accounting/finance, human resources, audit services, legal, tax and treasury) as well as unallocated costs such as pension expense and share-based compensation.
JIB/Qdoba Restaurant Operating Margin (ROM)	Brand ROM measures how effectively JIB and Qdoba manage their respective business operations and costs, and is a key performance metric that aligns with the interests of each brand’s franchise operators, as well as with our stockholders and potential investors.

(1)	Operating EPS refers to diluted EPS from continuing operations on a GAAP basis excluding restructuring charges and gains/losses from refranchising. For a reconciliation, please see the Company’s current report on Form 8-K and accompanying press release filed November 17, 2015.

46    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — VI. FISCAL 2015 COMPENSATION

Fiscal 2015 Performance Results

The Company performed well above target and near the maximum performance goals set for both fiscal 2015 performance metrics, Operating EPS and Consolidated ROM. The JIB brand outperformed the maximum performance goals set for both Segment Operating Income and ROM. The Qdoba brand performed at target for Segment Operating Income and above threshold but below target for ROM. The charts below show actual financial performance relative to target performance for the two corporate goals and the two JIB and Qdoba brand-specific goals, respectively.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    47

CD&A — VI. FISCAL 2015 COMPENSATION

Fiscal 2015 Payouts

The 2015 target and maximum annual incentive payout percentages for the NEOs, expressed as a percentage of annual base salary, are shown in the table below. The target and maximum payout percentages are set by position level, taking into account the compensation competitive analysis described in Section III.a. and each executive’s role in the Company. There is no minimum amount of incentive payout guaranteed for the NEOs, but the maximum amount is capped at 2x target payout (which is 200% of salary for the CEO, and 150% of salary for the other NEOs). Based on fiscal 2015 performance, the CEO and the other two Brand Services NEOs received annual incentive payouts of 192.0% of target; the JIB President received 197.5% of target payout, and the Qdoba President received 115.0% of target. The payouts as a percent of annual salary are shown below.

	Potential Payout (As Percent of Annual Salary)		Target Incentive (000s)	Actual Payout (As Percent of Target Payout)	Actual Payout (As Percent of Annual Salary)	Actual Incentive Payout (000s)
	Target	Max
Mr. Comma (CEO)	100%	200%	$850	192%	192%	$1,632
Mr. Rebel (CFO)	75%	150%	$417	192%	144%	$801
Mr. Rudolph (CLO)	75%	150%	$377	192%	144%	$724
Ms. Allen (JIB President) (1)	75%	150%	$346	198%	148%	$684
Mr. Casey (Qdoba President)	75%	150%	$321	115%	86%	$369
(1)	The figures shown for Ms. Allen are prorated as she began employment one month after the start of fiscal 2015.

c. Long-Term Incentive Compensation

In fiscal 2015, the long-term incentive program for all our Company NEOs was comprised of 34% stock options, 33% performance share units (PSUs), and 33% restricted stock units (RSUs). The Committee chose these forms of equity awards and weightings to (a) provide options which align executive pay with the creation of value for our stockholders through stock price appreciation, (b) provide PSUs that directly link executive pay to achievement of longer-term Company financial and operational goals, and (c) provide time-vested RSUs to facilitate stock ownership and retention. In fiscal 2015, all executives (Brand Services, JIB Brand, and Qdoba Brand) shared the same PSU goals.

Each year, the Committee’s Consultant advises the Committee on the long-term incentive (LTI) grant guidelines that reflect approximately the median of Market TDC when combined with base salary and the target annual incentive. For the fiscal 2015 grant, the Committee considered the equity grant guidelines, the Company’s overall performance, each brand’s performance for the prior fiscal year, recommendations from the CEO (except with regard to his own compensation), and input from the Consultant to determine the actual grant value for each NEO and executive.

48    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — VI. FISCAL 2015 COMPENSATION

The chart below illustrates our LTI structure and the key elements of each type of award for our NEOs and other executives for fiscal 2015.

Performance Share Units

PSUs are granted annually and vest after three years based on performance metrics that are established for the three-fiscal year performance period (“Performance Period”). The specific performance goals are either (a) set at the beginning of the Performance Period, or (b) set annually at the beginning of each fiscal year of the Performance Period; in the latter case, the threshold performance goals set for the second and third years of the Performance period may not be lower than the threshold set for the first year. The Committee believes that for some metrics, setting annual performance goals improves its visibility into the relative attainability and difficulty of the goals and, as a result, better aligns performance and payouts.

PSUs Vested in 2015: PSUs awarded in November 2012 to Jack in the Box executives (based on the fiscal 2013-2015 performance period) vested and were payable in November 2015. Consistent with our pay for performance philosophy, the payout level was determined based on the average of the performance level attained in each fiscal year of the performance period for the two equally weighted goals, based upon (a) an ROIC from Operations measure and (b) JIB

Systemwide Average Unit Sales Growth (“JIB-AUV”). The average achievement level of payout on the ROIC from Operations goal was above target at 147.9%, and achievement on the JIB-AUV goal was below target at 86.7%; together resulting in a weighted payout of 117.3% of the target number of PSUs granted.

PSUs Granted in Fiscal 2015: In November 2014, the Committee granted PSU awards to our NEOs and executives for the fiscal 2015-2017 performance period, based on two metrics: (a) an adjusted ROIC from Operations measure and (b) Consolidated Systemwide Sales Growth. The ROIC performance goals were established for the full performance period based upon performance for the third fiscal year (fiscal 2017), while the Sales goals were set only for the first year (fiscal 2015) of the Performance Period, with goals for fiscal 2016 and 2017 set at the beginning of each respective year. These metrics support the critical drivers of our success: growing top-line sales profitably at both brands, and encouraging prudent deployment of capital to drive the business. For each metric, the Committee believes the goals set are appropriately challenging, but reasonably attainable.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    49

CD&A — VI. FISCAL 2015 COMPENSATION

The table below shows the LTI awards to our NEOs in fiscal 2015. The grant values are based on the closing price of our stock on the date of grant and the number of options or full-value shares or units subject to the award (for options, using the Black Scholes value).

Fiscal 2015 Long-Term Incentive Awards to NEOs

	Stock Options		PSUs (At Target) (1)		Time-Vested RSUs
Name	# Shares Underlying Options	Grant Date Fair Value (000s)	# Units	Full Three Year Value (000s)	# Units	Grant Date Fair Value (000s)	Total (000s)
Mr. Comma (CEO) (2)	45,960	$1,013	15,167	$1,115	15,167	$1,115	$3,244
Mr. Rebel (CFO)	12,842	$283	4,237	$312	4,237	$312	$906
Mr. Rudolph (CLO) (2)	11,171	$246	3,686	$271	3,686	$271	$788
Ms. Allen (JIB President) (3)	7,783	$172	2,568	$189	2,568	$189	$549
Mr. Casey (Qdoba President)	7,004	$154	2,311	$170	2,311	$170	$494
(1)	The PSU award values reflect the “target” number of shares for the entire three-fiscal year performance period of the award (fiscal 2015-17); in contrast, the “Grants of Plan-Based Awards” table includes the “grant date fair value” for only one performance year with regard to one of the two metrics, Consolidated Systemwide Sales Growth, since goals for that metric were set for only the first year of the Performance Period.
(2)	Under the Company’s prior executive stock ownership program (in place through 2010), in order to facilitate stock ownership, executive officers at the SVP level and higher were given grants of full value stock awards to meet and maintain their stock ownership guideline. These awards consisted of restricted stock awards (RSAs) prior to fiscal 2009, and restricted stock units (RSUs) in fiscal 2009 and 2010. Both forms of awards vest over ten years; RSAs are held in an escrow account until the executive’s separation of service, while RSUs are converted to shares and distributed upon the executive’s separation. In fiscal 2011, the Company transitioned to time-vested RSUs with after-tax net share holding requirements until separation. The value of the RSAs or RSUs granted earlier (under the prior stock ownership program) was applied to offset, or reduce, later equity awards granted to such executives over the succeeding five years (through fiscal 2015 for both Mr. Comma and Mr. Rudolph, whose fiscal 2015 equity grants thus reflect such offsets).
(3)	During fiscal 2015, Ms. Allen also received a new hire grant of 4,207 RSUs, which vest 33% per year over three years on each anniversary of the grant, as included in the Summary Compensation Table “Stock Awards” column.

d. Cash Perquisite Allowance

Executives receive an annual cash perquisite allowance, intended to defray expenses for financial planning, and the executive’s use of their personal automobile and cell phone for business purposes. The allowance is taxable to each executive, and the Company does not provide a related tax gross-up.

Name	Allowance
Mr. Comma (CEO)	$66,500
Mr. Rebel (CFO)	$52,000
Mr. Rudolph (CLO)	$52,000
Ms. Allen (JIB President)	$45,700
Mr. Casey (Qdoba President)	$45,700

e. Fiscal 2015 Compensation for New Brand President

On October 27, 2014, Ms. Frances Allen joined the Company as Jack in the Box Brand President at a base salary of $500,000. Consistent with her position in the Company’s compensation structure and along with the other NEOs, Ms. Allen was granted (i) a target fiscal 2015 annual incentive, in her case, of 75% of her base salary; (ii) an LTI Plan grant with a target value of $500,000 at grant, consisting of a mix of stock options, PSUs and RSUs, with the RSUs subject to holding requirements; and (iii) an annual cash perquisite allowance of $45,700. Pursuant to her offer letter, her new hire package also consisted of: (a) a one-time new hire grant of RSUs with a grant date fair value of $300,000, and subject to a three-year vesting schedule at 33% per year; (b) a conditional $200,000 sign-on bonus, which she would be required to repay on a pro-rata basis if her employment with the Company ends for certain reasons before she completes two years of service; (c) relocation costs that include reimbursement for temporary housing and a lump sum payment; and (d) in the event the Company should determine not to continue her employment without cause, the right to severance pay equal to twelve months of base salary. The one-time grant of RSUs and sign-on bonus were intended to help compensate Ms. Allen for the value of the equity grants and bonuses she would forfeit by leaving her prior employer to join the Company.

50    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

VII. ADDITIONAL COMPENSATION INFORMATION

a. Executive Stock Ownership Requirements

Our senior vice presidents and higher, including our NEOs, are subject to stock ownership guidelines. The guidelines are intended to assure that these executives maintain a meaningful financial stake in the Company in order to promote a long-term perspective in managing the business, and to align their long-term financial interests with those of our stockholders.

Our stock ownership guidelines consist of (1) an ownership requirement set as a multiple of salary and (2) a holding requirement applying to after-tax net shares of vested RSUs and, beginning in fiscal 2016, PSUs.

Prior to 2011, the executive stock ownership program consisted of one-time grants of restricted stock units that had to be held until the executive’s termination of service with the Company.

1. Stock Ownership Guideline

Position	Minimum Ownership (multiple of base salary)
Chairman and CEO	5.0x
Executive Vice President	3.0x
Jack and Qdoba Presidents	3.0x
Senior Vice President	1.5x

2. Holding Requirements

Executives are required to hold until termination of service, a minimum of 50% of after-tax net shares resulting from the vesting of RSUs. (For annual RSU grants through November 2014 made to executives who had not yet met their ownership guideline, 100% of net shares were required to be held.) PSU grants made in fiscal 2016 and later will also be subject to a 50% holding requirement.

NEO Stock Ownership

Each year, the Committee reviews our NEOs stock ownership relative to their respective requirement, with new executives expected to meet their ownership requirement within five years from the date they became subject to the requirement.

As of the end of fiscal 2015, all of our NEOs met their stock ownership requirement except Ms. Allen and Mr. Casey, who were hired in October 2014 and March 2013, respectively.

Name	Shares Directly Held	Restricted Stock/ Unvested Shares (1)	Total Shares	Value at 9/27/15 @ $79.71 (000s)	Stock Ownership Requirement (000s)	Meets Requirement
Mr. Comma (CEO)	16,022	72,508	88,530	$7,057	$4,250	Yes
Mr. Rebel (CFO)	20,252	79,412	99,664	$7,944	$1,668	Yes
Mr. Rudolph (CLO)	11,338	70,930	82,268	$6,558	$1,506	Yes
Ms. Allen (JIB President)	0	6,775	6,775	$540	$1,500	No
Mr. Casey (Qdoba President)	337	4,302	4,639	$370	$1,284	No
(1)	This column includes restricted shares and unvested RSUs; and for Mr. Comma, also includes deferred performance vested restricted stock. Unvested PSUs and unvested or unexercised options do not count toward meeting ownership guidelines.

b. Executive Benefits

Our NEOs and other executives receive the same benefits as those generally available to other employees in the Company. Both Company-subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance, and disability coverage. Additionally, the Company provides each NEO with an enhanced level of employer-paid term life insurance with a value for each NEO of $770,000.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    51

CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

c. Retirement Plans

The Company’s retirement plans are designed to provide our employees, including our NEOs and other executives, with some retirement income security. These plans reward for service and provide an additional incentive for our employees to build long-term careers at Jack in the Box.

•	Defined Benefit Pension Plan (“Retirement Plan”). Three NEOs and all other employees hired before 2011 are participants in a tax-qualified defined benefit pension plan. This plan was closed to new employees hired on or after January 1, 2011, and “sunset” on December 31, 2015. This means that our participating NEOs and employees no longer accrue additional benefits based on additional pay and service as of that date. Participants in the pension plan may begin receiving their accrued benefit on or after retirement.

•	Supplemental Executive Retirement Plan (“SERP”). One of our NEOs and two other executives are participants in the SERP. Effective January 1, 2007, the SERP was closed to new participants. The SERP is unfunded and not qualified for tax purposes. The SERP was established in
1990 to address Internal Revenue Code (“IRC”) limitations on pension benefits that could be accrued under our tax-qualified pension plan.

•	Non-Qualified Deferred Compensation Plan (“EDCP”). Our NEOs and other highly-compensated employees who, until January 1, 2016, were excluded from participating in our qualified 401(k) Plan, are eligible to participate in our EDCP. Participants may defer up to 50% of base salary, and up to 85% of their annual cash incentive. The Company matches 100% of the first 3% of deferred base salary and annual incentive. These obligations represent an unsecured claim against the Company.

•	Enhanced EDCP. Due to the closure of the SERP in 2007, employees hired or promoted into a Corporate Vice President or above position on or after January 1, 2007 receive an additional contribution to their EDCP account of 4% of base salary and annual incentive each year for up to ten years. Four of our NEOs receive the enhanced EDCP.

d. Prohibition of Pledging and Hedging Transactions

The Company prohibits directors and Section 16 officers from engaging in certain derivative transactions in Company stock, including:

•	Trading in “puts”, “calls”, or other derivative vehicles involving the Company’s securities (often referred to as hedging transactions);
•	Engaging in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;

•	Holding Company securities in margin accounts; or

•	Pledging Company securities.

e. Executive Compensation Recovery (“Clawback”) Policy

The Company’s compensation recovery policy provides that in the event Jack in the Box Inc. materially restates all or a portion of its financial statements due to fraud or intentional misconduct, either committed by a Corporate Officer or knowingly permitted by a Corporate Officer, the Committee may take action to recover incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. For purposes of this policy, a Corporate Officer is defined as an employee with the title of Corporate Vice President or above, and includes the JIB President and Qdoba President, as well as former Corporate Officers who were employed by the Company at the time of any fraud or intentional misconduct.

Executive compensation subject to recovery and/or cancellation may include:

i)	Annual incentive or incentive cash compensation paid to the Corporate Officer, plus a reasonable rate of interest,

ii)	Economic gains realized from the sale of shares awarded under a performance-based equity plan, and
iii)	Restricted stock or units, deferred stock awards or units, and outstanding stock options to the extent vesting of such awards is performance-based.

The Committee has the sole discretion to determine what action to take in the event of a restatement, including soliciting recommendations from the Audit Committee and the full Board and retaining outside advisors to assist in making its determinations. Any actions taken by the Committee would be independent of consequences imposed by law enforcement agencies, regulators or other authorities.

Beginning in November 2015, all PSU grant agreements contain specific terms providing that the award is subject to recoupment in accordance with any clawback policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. The Committee will continue to review potential changes to its policies in light of the Dodd-Frank Act final regulations.

52    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

f. Termination of Service

None of the 2015 NEOs have employment agreements that provide for benefits upon termination of service, except (a) in the event of a change in control (“CIC”) as described in the “Compensation and Benefits Assurance Agreements” discussion in the next section, and (b) in the case of Ms. Allen, whose employment offer letter provides for payment to her of one year base salary in the event she is terminated without cause.

When an NEO terminates employment with the Company, the NEO will receive amounts according to the specific terms and provisions of each compensation plan or benefit plan in which he or she participates. Such amounts may include:

•	Amounts contributed to and distributed under the Company’s qualified and non-qualified deferred compensation plans (subject to the specific terms and requirements of Internal Revenue Code (“IRC”) Section 409A).

•	Under the Company’s equity incentive plan and standard equity agreements, upon a CIC: (a) accelerated vesting of PSUs based on the greater of actual or target performance attained as of the CIC, and (b) accelerated vesting of RSUs and options only upon both a qualified CIC and qualifying termination, as described in the “Compensation & Benefits Assurance Agreements” section below.

•	Amounts accrued and vested in the Company’s pension plans (Retirement Plan for three NEOs; plus the SERP for Mr. Rebel only).
•	If termination is after the end of the fiscal year but before payment, the annual cash incentive award, subject to the Company’s achievement of performance goals.

If eligible to retire under a Company-sponsored retirement plan, in addition to the above, and consistent with the terms of our standard equity agreement, an executive is entitled to the following:

•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company.

•	Prorated vesting of PSUs and full vesting of time-vested RSUs in accordance with the vesting schedule of each award.

•	A prorated annual cash incentive award based on the number of full reporting periods worked in the fiscal year before retirement, subject to the Company’s eligibility requirements and achievement of performance goals.

If an NEO dies while employed by the Company, under the terms of the respective stock award agreements, all outstanding options and stock awards will become 100% vested on the date of his or her death (in the case of PSUs, subject to completion of service and performance requirements).

The values of additional potential payments to the NEOs are provided in the section entitled “Potential Payments Upon Termination of Employment or Change in Control” of this Proxy Statement.

g. Compensation & Benefits Assurance (Change in Control) Agreements

The Committee believes that Compensation & Benefits Assurance Agreements (otherwise known as a Change in Control or “CIC” Agreements) benefit stockholders by providing an important incentive to senior executives to remain focused on running the business in the case of a pending or actual CIC event. Accordingly, each of the NEOs and three other officers have a CIC Agreement providing for compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months of the effective date of the CIC of the Company (a “double-trigger” agreement).

In 2009, in line with market practices, the Committee determined not to enter into any future compensatory agreements with executives that obligate the Company to provide tax gross-up payments intended to offset the cost of excise taxes imposed on “excess parachute payments.” Accordingly, no CIC agreements entered into since 2009 include gross-up provisions. One grandfathered CIC Agreement, entered into with our CFO prior to 2009, was still in effect at fiscal year-end, and includes a gross-up provision.

The Company’s current form CIC agreement includes a “best after-tax” provision where benefits would be reduced only if doing so would result in a better after-tax economic position for the affected executive. Under this provision, there are no gross-ups payable; the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes. The Committee plans to continue to monitor the costs and appropriate terms and conditions of CIC Agreements in the future.

A detailed discussion of the provisions of the CIC Agreements and associated monetary values is provided in the sub-section following the compensation tables entitled Compensation & Benefits Assurance Agreements.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    53

CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

h. Tax and Accounting Information

Internal Revenue Code Section 162(m)

The Committee and its Consultant consider the IRC Section 162(m) implications of all compensation decisions for our NEOs and other executives. Section 162(m) places a one million dollar limit on the amount of compensation that the Company can deduct in any one year for certain NEOs. Certain performance-based pay is excluded from this limit. For the reasons discussed earlier, our compensation programs are designed to provide the largest portion of an executive’s compensation through programs intended to qualify as performance-based compensation under Section 162(m), including our annual performance incentive plan and long-term incentive plan in the form of stock options and performance share units. However, corporate objectives may not necessarily align with the requirements of Section 162(m). Accordingly, the Committee may grant awards or enter into compensation arrangements under which payments are not deductible under Section 162(m). Restricted stock awards are not considered performance-based under Section 162(m) and, accordingly, are subject to the one million dollar deductibility limit.

Internal Revenue Code Section 409A

Under IRC Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the SERP and EDCP) may be included in gross income when deferred and be subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.

The Company administers the SERP and EDCP intending to comply with Section 409A. The Company intends that its stock options are exempt from Section 409A.

Expensing of Stock Options

The Company accounts for compensation expense associated with options in accordance with the Financial Accounting Standards Board (“FASB”) authoritative guidance on stock compensation, and it uses a Black Scholes valuation model to determine the “fair value” of our stock options at grant.

54    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

CD&A — VIII. FISCAL 2016 PROGRAM CHANGES

VIII. FISCAL 2016 PROGRAM CHANGES

The Committee approved the following changes to the executive compensation program for Brand Services, Jack in the Box and Qdoba executives, effective in fiscal 2016 to continue to align executive compensation with business objectives:

Long-Term Incentive — After a thorough review and discussion of our LTI program, the Committee, in consultation with its independent consultant and Management, approved a change to the vesting schedule for RSUs. Beginning with the November 2015 grant, to better align with the stock ownership guideline and common practice, RSUs will vest 25% per year. Additionally, the 50% holding requirement, already applicable to RSUs, will also apply to after-tax net shares resulting from vesting of PSUs beginning with the November 2015 grant. Further, the Committee approved adding to the Company’s form PSU grant agreement a specific term providing that the award is subject to recoupment in accordance with any clawback policy adopted pursuant to Dodd-Frank requirements.

Executive Cash Perquisite Allowance — To align internally with position scope, beginning in fiscal 2016, the cash perquisite allowance for the JIB and Qdoba President positions will increase to $52,000, the same level as for our Executive Vice Presidents.

Qualified 401(k) Plan — Effective January 1, 2016, our NEOs and other highly compensated employees who were previously excluded from participating in the Company’s qualified defined contribution plan, the Jack in the Box Easy$aver Plus Plan (the “401(k)”), may defer base salary and annual incentive compensation into the 401(k). The 401(k) includes a Company matching contribution equal to 100% of the first four percent of compensation deferred, with immediate vesting — the same as for all other employees.

Compensation and deferrals (and related Company matching contributions) into the 401(k) are subject to IRC limits.

Non-Qualified Deferred Compensation Plan (“EDCP”) — In light of IRC limits imposed on the 401(k) Plan, we sponsor an EDCP Plan into which our NEOs and other highly compensated employees may also defer base salary and annual incentive. In coordination with the 401(k) changes that took effect January 1, 2016, the EDCP Company matching contribution (previously 100% of the first three percent of compensation deferred) was replaced with a “restoration matching contribution.” This means the Company will match up to the full four percent contribution for participants whose deferrals to the 401(k) plan (and related Company matching contributions) were limited due to the IRC Code limits applicable to the 401(k). A Participant must be employed on the last day of the plan year to receive the restoration matching contribution, which will then be 100% vested. The contribution will be credited with earnings, gains, and losses in accordance with the EDCP.

Fiscal 2016 Peer Group Review and Change — Based on its annual Peer Group review in consultation with its independent consultant, the Committee approved modifying the Peer Group for fiscal year 2016 by removing two companies, Aeropostale and Ruby Tuesday, due to their relatively small size and lower market cap, and replacing them with another restaurant company, Papa John’s International Inc., and another retail company, Express, Inc. who are more appropriately sized and meet Peer Group criteria.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    55

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Jack in the Box Compensation Committee is comprised solely of independent members of the Company’s Board of Directors. The Committee assists the Board in fulfilling its responsibilities regarding compensation matters, and is responsible under its charter for determining the compensation of the Executive Officers. This includes reviewing all components of pay for our CEO and the other NEOs. The Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with its Consultant, with Management and with the Board. Based on this review and discussion, the Committee, on behalf of the Board, has authorized that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2015, ended September 27, 2015.

THE COMPENSATION COMMITTEE

John T. Wyatt, Chair

David L. Goebel

Sharon P. John

Madeleine A. Kleiner

56    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

COMPENSATION RISK ANALYSIS

COMPENSATION RISK ANALYSIS

The Committee has engaged in a thorough risk analysis of our compensation plans, programs, policies, and practices for all employees. This includes advice from the Committee’s independent Consultant regarding executive programs, and a detailed report, prepared by a Company Internal Compensation Risk Committee, describing the risk mitigation characteristics of the Company’s annual and long-term incentive programs. For the following reasons, the Committee believes that the design of our compensation programs, the governance of our programs, and our risk oversight process guard against imprudent risk taking that could have a material adverse effect on the Company.

Compensation Program Design Protections

•	Our base pay programs consist of competitive salaries that provide a fixed level of income on a regular basis. This mitigates incentives on the part of our executives and employees to take unnecessary or imprudent risks.

•	The Board approves the Company’s strategic plan, capital budget, and long-term financial and operational plans that serve as the basis for setting short and long-term incentive goals. Goals are intended to drive stockholder value and are set relative to the approved budget, historical and future expected performance, and a reasonable amount of stretch so that they do not encourage imprudent risk taking.

•	Our annual incentive programs provide variable pay opportunities for certain position levels based on achievement of multiple annual performance goals including both financial and, for some years, strategic goals. Goals are set at reasonable levels and payouts are managed as a percentage of pay, with maximum caps.
•	The largest amount of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained Company performance over time. This reduces incentive for executives and other employees to take risks that might increase short-term compensation at the expense of longer term Company results.

•	Equity awards have multi-year vesting, and RSU awards for executives have holding requirements until termination of service. This aligns the long-term interests of our NEOs and executives with those of our stockholders, and discourages taking short-term risks at the expense of longer-term performance.

•	The maximum awards that may be paid out under the annual and long-term incentive programs are capped at appropriate competitive levels, and the Committee retains the discretion to reduce payouts under the plans.

Structural Governance Protections

•	The Committee has adopted a clawback/compensation recovery policy that allows the Committee to take action to recover both cash compensation and performance-based equity awards for all NEOs and executives in the event of a material restatement based on fraud or intentional misconduct. Additionally, the Company has strong internal controls over the measurement and calculation of performance goals designed to keep them from being susceptible to manipulation.

•	Company policy also:

•	Prohibits directors and executive officers from engaging in hedging transactions involving our stock, which prevents executives from insulating themselves from poor stock performance by betting against our success;
•	Prohibits directors and officers from pledging Company stock or holding Company stock in margin accounts. This reduces the risk that executives might create incentives to focus on short-term performance at the expense of long-term performance; and

•	Has a formal ethics code of conduct and an ethics helpline, and provides ethics training and communications to employees. The ethics program is intended to reinforce a culture of integrity.

•	The Company also has an Internal Compensation Risk Committee that includes functional risk experts tasked specifically with evaluating potential unintended or unforeseen consequences of our compensation programs and their component parts.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    57

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The Summary Compensation Table (“SCT”) summarizes the total compensation of our NEOs for the fiscal year ended September 27, 2015, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary (1)	Bonus		Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value & NQDC Earnings (6)	All Other Comp (7)	Total
Mr. Comma	2015	$842,308	$0		$2,631,761	$1,013,216	$1,632,000	$36,357	$239,702	$6,395,344
Chairman and CEO	2014	$765,846	$0		$1,298,804	$1,534,018	$1,600,000	$72,276	$229,922	$5,500,866
	2013	$574,769	$0		$457,094	$586,613	$862,723	$0	$152,818	$2,634,017
Mr. Rebel	2015	$553,539	$0		$925,277	$283,110	$801,335	$1,256,873	$155,541	$3,975,675
Executive Vice President,	2014	$537,539	$0		$679,038	$506,018	$810,000	$1,074,699	$117,801	$3,725,095
Chief Financial Officer	2013	$521,923	$0		$433,532	$501,566	$690,475	$400,541	$88,618	$2,636,655
Mr. Rudolph	2015	$499,385	$0		$731,084	$246,271	$723,508	$48,499	$171,248	$2,419,995
Executive Vice President,	2014	$482,846	$0		$476,164	$415,062	$727,500	$63,438	$150,448	$2,315,458
Chief Legal and Risk Officer & Secretary	2013	$469,385	$0		$262,826	$301,884	$620,637	$11,016	$128,599	$1,794,347
Ms. Allen	2015	$461,538	$200,000	(2)	$614,752	$171,581	$683,654	$0	$291,636	$2,423,161
JIB President
Mr. Casey	2015	$425,539	$0		$374,709	$154,407	$369,150	$0	$101,841	$1,425,646
Qdoba President	2014	$410,154	$0		$176,534	$289,153	$357,513	$0	$99,972	$1,333,326
(1)	This column shows the base salary earned during the fiscal year, including any amounts deferred by the NEOs in the Executive Deferred Compensation Plan (EDCP).
(2)	Ms. Allen joined the Company during fiscal 2015, on October 27, 2015. This amount in the “Bonus” column represents the new hire cash bonus provided to Ms. Allen upon her start of employment with the Company.
(3)	This column shows the aggregate grant date fair value of the PSUs and RSUs granted during the applicable fiscal year, in accordance with FASB ASC Topic 718 (“ASC 718”) based on the assumptions and methodologies set forth in the Company’s 2015 Annual Report on Form 10-K (Note 12 Share-Based Employee Compensation). The amount for Ms. Allen also includes her new hire grant of 4,207 RSUs, which vest 33% per year over three years on each anniversary of the grant. PSU awards, which cliff vest after three years, are made annually in November and vest based on our performance during the succeeding three-fiscal year period. The performance metrics are established at the beginning of the three year period when the grant is made; the specific performance goals for all or a portion of the award are reviewed and set by the Committee a) for the full three-year performance period at the time of grant for some performance metrics, or b) for a one-year period at the beginning of each fiscal year for other performance metrics (in this case, threshold goals for years two and three must meet or exceed the threshold established for year one). The “Stock Awards” column for each year includes the sum of the grant date fair values under ASC 718 for current and past year PSU grants, for which performance metrics were set in that year, at target values. Assuming the maximum level of performance achievement (150% of target), the PSU total values for each NEO in 2015 are, respectively: Mr. Comma, $2,274,798; Mr. Rebel, $920,596; Mr. Rudolph, $690,079; Ms. Allen, $188,825; and Mr. Casey, $307,172.
(4)	This column shows the grant date fair values of stock options granted during the applicable fiscal year in accordance with ASC 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2015 Annual Report on Form 10-K (Note 12 Share-Based Employee Compensation).
(5)	This column shows the annual incentive awards earned under the annual incentive plan for executives. Performance achievement is approved by the Committee at the November meeting following the end of the fiscal year. Annual incentive payments are made in December following Committee approval and reported in the SCT in the fiscal year for which the incentive is earned.
(6)	This column shows the change in the estimated present value of each NEO’s accumulated benefit under (a) the qualified pension plan (the “Retirement Plan”) for Messrs. Comma, Rebel and Rudolph, and (b) the Supplemental Executive Retirement Plan (“SERP”) for Mr. Rebel only. The estimates are determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements for fiscal years ending September 27, 2015, September 28, 2014, and September 29, 2013. The RP-2014 Mortality Table is used for the Retirement Plan and SERP estimates. The SERP uses a white collar adjustment and MP-2014 projection scale. The Retirement Plan uses BB-2D generational projection scale from 2006. The amounts reported in this column may fluctuate significantly in a given year based on a number of factors that affect the formula to determine pension benefits, including changes in: (i) salary and annual incentive; (ii) years of service; and, predominantly: (iii) the discount rates used in estimating present values, which were 4.45% for the SERP and 4.79% for the Retirement Plan for 2015, 4.36% for the SERP and 4.60% for the Retirement Plan for 2014, and 4.88% for the SERP and 5.37% for the Retirement Plan for 2013. The actual change in pension value for Mr. Comma for 2013 was a negative $24,365, and therefore is shown as $0 and does not affect the sum of total compensation in this table. Participating NEOs become vested in the Retirement Plan after five years, and in the SERP after attaining age 55 and completing ten years of service. Both plans have been closed to new participants. For a detailed discussion of the Company’s pension benefits, see the sections of this Proxy Statement titled “Retirement Plan,” “Supplemental Executive Retirement Plan” and “Pension Benefits Table” and accompanying footnotes. The Company does not provide above-market or preferential earnings on non-qualified deferred compensation.

58    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

(7)	Amounts in this column for fiscal 2015 are detailed in the table below:

All Other Compensation Table

	Perquisite Allowance	Deferred Compensation Matching Contribution (a)	Company- Paid Life Insurance Premiums	Other		Total All Other Compensation
Mr. Comma (CEO)	$66,500	$173,202	$0	$0		$239,702
Mr. Rebel (CFO)	$52,000	$40,646	$322	$62,573	(b)	$155,541
Mr. Rudolph (CLO)	$52,000	$85,602	$403	$33,243	(b)	$171,248
Ms. Allen (JIB President)	$42,185	$77,856	$402	$171,193	(c)	$291,636
Mr. Casey (Qdoba President)	$45,700	$55,628	$513	$0		$101,841
(a)	For Messrs. Comma, Rudolph and Casey and Ms. Allen, these amounts include enhanced EDCP Company contribution in place of SERP, as discussed in the “Non-qualified Deferred Compensation” section below.
(b)	These amounts represent cash dividends paid on December 12, 2014, March 19, 2015, June 12, 2015 and September 9, 2015 for Mr. Rebel and Mr. Rudolph’s restricted stock shares being held in an escrow account until each executive’s termination or retirement.
(c)	Ms. Allen relocated to San Diego in fiscal 2015 and was reimbursed for expenses associated with her move, totaling $171,193. This amount represents $156,026 in relocation expenses and a $15,167 tax gross-up for certain expenses, consistent with the Company’s relocation policy and approved by the Compensation Committee.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    59

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on fiscal 2015 cash and equity incentive awards granted to our NEOs. Cash incentive awards are based on fiscal year performance under our annual incentive plan (AIP). Long-term equity incentive compensation includes stock options, time-based restricted stock units, and performance share unit awards that vest, if at all, upon achievement of performance goals over a three fiscal year period. The 2015 incentive award terms are further described in CD&A Sections IV (“Elements of Compensation”) and VI (“Fiscal 2015 Compensation”).

	Grant Date (1)	Approval Date	Award Type (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units # (5)	All Other Option Awards: Number of Securities Underlying Options # (6)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (7)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Comma (CEO)	11/25/2014	11/13/2014	PSU 13-15				1,956	3,912	5,868				$287,625
	11/25/2014	11/13/2014	PSU 14-16				3,301	6,602	9,903				$485,421
	11/25/2014	11/13/2014	PSU 15-17				5,056	10,111	15,167				$743,486
	11/25/2014	11/13/2014	RSU							15,167			$1,115,230
	11/25/2014	11/13/2014	Option								45,960	$73.53	$1,013,216
		11/13/2014	AIP	$—	$850,000	$1,700,000
Mr. Rebel (CFO)	11/25/2014	11/13/2014	PSU 13-15				1,672	3,344	5,016				$245,909
	11/25/2014	11/13/2014	PSU 14-16				1,089	2,178	3,267				$160,124
	11/25/2014	11/13/2014	PSU 15-17				1,412	2,825	4,237				$207,698
	11/25/2014	11/13/2014	RSU							4,237			$311,547
	11/25/2014	11/13/2014	Option								12,842	$73.53	$283,110
		11/13/2014	AIP	$—	$417,000	$834,000
Mr. Rudolph (CLO)	11/25/2014	11/13/2014	PSU 13-15				1,007	2,013	3,020				$148,016
	11/25/2014	11/13/2014	PSU 14-16				893	1,786	2,679				$131,349
	11/25/2014	11/13/2014	PSU 15-17				1,229	2,457	3,686				$180,688
	11/25/2014	11/13/2014	RSU							3,686			$271,032
	11/25/2014	11/13/2014	Option								11,171	$73.53	$246,271
		11/13/2014	AIP	$—	$376,500	$753,000
Ms. Allen (JIB President)	11/25/2014	11/13/2014	PSU 15-17				856	1,712	2,568				$125,883
	11/25/2014	11/13/2104	RSU							2,568			$188,825
	11/03/2014	10/28/2104	RSU							4,207			$300,043
	11/25/2014	11/13/2014	Option								7,783	$73.53	$171,581
		11/13/2014	AIP	$—	$346,154	$692,308
Mr. Casey (Qdoba President)	11/25/2014	11/13/2014	PSU 14-16				622	1,244	1,866				$91,496
	11/25/2014	11/13/2014	PSU 15-17				770	1,541	2,311				$113,285
	11/25/2014	11/13/2014	RSU							2,311			$169,928
	11/25/2014	11/13/2014	Option								7,004	$73.53	$154,407
		11/13/2014	AIP	$—	$321,000	$642,000
(1)	All grants (other than Ms. Allen’s new hire grant) were approved at the November 2014 Committee meeting, with a grant date of November 25, 2014, the second business day of the Company’s next open trading window, as is the Company’s standard practice. In accordance with ASC 718, the “grant date” is shown for the portion of the PSUs awarded in fiscal 2015 that relate to the fiscal 2015 performance period, and the portion of the PSUs awarded in fiscal 2013 and 2014 related to the fiscal 2015 performance period, as further described in Footnote 7 to this table. On October 28, 2014, the Committee approved a new hire grant of RSUs for Ms. Allen to be made one week following her start of employment (November 3, 2014), with a grant date fair value of $300,000 and vesting of 33% per year over three years.
(2)	For PSU awards, this column shows the three fiscal years of the PSU performance period.
(3)	This column shows the potential payouts under the fiscal 2015 annual incentive plan, which could be earned based on performance in fiscal 2015. The threshold payout is zero, target payout represents the amount payable for achieving the target level of performance, and maximum payout is capped at two times target payout. Incentive payouts are prorated between performance levels, and the payout values are calculated using the executive’s annual salary rate as specified at the time performance goals are approved by the Committee (no later than 90 days from the start of the fiscal year). The Summary Compensation Table for fiscal 2015 shows the actual incentive compensation earned by our NEOs for fiscal 2015 performance. Ms. Allen’s target and maximum reflect a prorated amount based on her employment start date of October 27, 2014.
(4)	This column shows the threshold, target, and maximum potential share payout levels for the PSUs under the Company’s long-term incentive plan for the fiscal 2015-2017 PSU award and for the fiscal 2015 performance period of the 2013-15 and 2014-16 PSU awards. The amount for the 2015-17 PSU award represents (a) the entire three-fiscal year period for one of the two performance metrics (ROIC from Operations), and (b) the fiscal 2015 performance period only for the second metric (consolidated systemwide sales growth) for the reasons explained in Footnote 7. Threshold payout for all of the PSUs reflected above is 50% of target and requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum requirement). Maximum payout is 150% of target.
(5)	This column shows the number of RSUs granted in November 2014 that vest 20% per year over five years, and are subject to a holding requirement until termination of service. For Ms. Allen, the column also includes a November 3, 2014 one-time new hire grant of RSUs that vest 33% per year over three years, and are not subject to a holding requirement.
(6)	This column shows the number of stock options granted in November 2014 that vest 33% per year over three years on the anniversary of the grant date. The options expire seven years from grant date. The exercise price is the closing price of Common Stock on the grant date of November 25, 2014 ($73.53).
(7)	Stock Options — The value of stock options represents the grant date fair value, computed in accordance with ASC 718, which is a theoretical value at grant using a valuation model that requires the input of assumptions, including the expected volatility of our stock price. As such, the values may not reflect the actual amounts that our NEOs will realize; rather the actual amount realized will depend on the Company’s stock price relative to the exercise price. The assumptions used in the valuation are reported in the Form 10-K for fiscal 2015.

60    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

PSU and RSU Awards — The values of PSUs and RSUs represent the grant date fair values, as computed in accordance with ASC 718, and based on the closing price of the Company’s Common Stock on the grant date under ASC 718 ($71.32 on November 3, 2014 for Ms. Allen’s new hire grant, and $73.53 for the November 25, 2014 grants). The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2015 Annual Report on Form 10-K (Note 12 Share-Based Employee Compensation). PSU awards, which cliff vest after three years, are made annually in November and vest based on our performance during the succeeding three-fiscal year period. The performance metrics are established at the beginning of the three-fiscal year period when the grant is made; while the specific performance goals are either set by the Committee (a) at that time also for the full three-fiscal year performance period or (b) at the beginning of each fiscal year for that portion of the performance period; in accordance with SEC rules and ASC 718, the values shown on each of the three rows for the PSUs reflect the grant date fair value of the fiscal 2015 performance period (total or portion, as applicable) of the award based on probable outcome (target level performance) of each of the PSU awards.

Outstanding Equity Awards at Fiscal Year End 2015

The following table provides information on all outstanding option awards and unvested stock awards held by each of the NEOs at the end of fiscal 2015. Each option grant is shown separately and the vesting schedule is shown as Footnote 1 to the table. The market value of the stock awards is based on the closing price of Jack in the Box Inc. Common Stock as of the last trading day of the fiscal year, September 25, 2015, which was $79.71.

	Option Awards (1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Mr. Comma (CEO)	11/26/2012	—	16,515	$27.49	11/26/2019	102,805	$8,194,587	22,086	$1,760,475
	11/26/2013	25,528	51,058	$47.29	11/26/2020
	11/25/2014	—	45,960	$73.53	11/25/2021
Mr. Rebel (CFO)	11/26/2012	28,241	14,121	$27.49	11/26/2019	97,485	$7,770,529	6,594	$525,608
	11/26/2013	8,421	16,842	$47.29	11/26/2020
	11/25/2014	—	12,842	$73.53	11/25/2021
Mr. Rudolph (CLO)	11/25/2011	6		$18.67	11/25/2018	83,224	$6,633,785	5,599	$446,296
	11/26/2012	—	8,499	$27.49	11/26/2019
	11/26/2013	6,907	13,815	$47.29	11/26/2020
	11/25/2014	—	11,171	$73.53	11/25/2021
Ms. Allen (JIB President)	11/25/2014	—	7,783	$73.53	11/25/2021	7,239	$577,021	2,318	$184,768
Mr. Casey (Qdoba President)	11/26/2013	—	9,624	$47.29	11/26/2020	8,007	$638,238	4,279	$341,079
	11/25/2014	—	7,004	$73.53	11/25/2021
(1)	All option awards vest 33% each year for three years from date of grant.
(2)	The amounts in this column are:
(a) unvested restricted stock awards or RSUs granted under the stock ownership program with vesting subject to the executive’s continued employment with the Company, and full vesting ten years from the grant date and issued only upon termination (Mr. Comma, 34,700; Mr. Rebel, 62,572; and Mr. Rudolph, 58,815);
(b) unvested RSUs that vest 20% each year for five years and are subject to a holding requirement until termination of service (Mr. Comma, 34,808; Mr. Rebel, 16,840; Mr. Rudolph, 12,115; Ms. Allen, 2,568; and Mr. Casey, 4,302);
(c) for Ms. Allen only, 4,207 unvested RSUs that vest 33% per year over three years, and are not subject to a holding requirement; and
(d) unvested PSUs for which the performance goals have been met for a completed performance period and that vest upon the third anniversary of the November 2012, November 2013 and November 2014 grant dates, subject to the executive’s continued employment with the Company (Mr. Comma, 33,297; Mr. Rebel, 18,073; Mr. Rudolph, 12,294, Ms. Allen, 464 and Mr. Casey, 3,705).
(3)	The market value was determined by multiplying the applicable number of stock awards by the closing market price on September 25, 2015 ($79.71, the last trading day of fiscal 2015).
(4)	This columns show unvested PSUs granted in November 2012, November 2013 and November 2014 for which the performance achievement was not yet known at fiscal year end (“FYE”), and that vest upon the third anniversary of each grant date. The share amount is reported at target payout level.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    61

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal 2015

The following table provides information on stock option exercises and shares acquired on the vesting of stock awards by the NEOs during fiscal 2015. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate fair market value of the shares of Jack in the Box stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of Jack in the Box stock on the date the stock awards vested.

	Option Awards		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Comma (CEO)	35,274	$1,796,922	23,025	$1,695,490
Mr. Rebel (CFO)	128,084	$7,806,483	24,575	$1,808,641
Mr. Rudolph (CLO)	31,998	$1,732,334	15,065	$1,108,838
Ms. Allen (JIB President)	0	$0	0	$0
Mr. Casey (Qdoba President)	4,812	$135,964	498	$36,837
(1)	The reported number of shares and value realized on vesting includes the PSUs granted in November 2011 for the performance period fiscal 2012-2014, which vested in November 2014 and resulted in a payout of 141.7% of the PSU award.

Retirement Plan Benefits

The following table provides information on the pension benefits for the NEOs under each of the following pension plans:

Retirement Plan

The Retirement Plan is a Company-funded and tax-qualified retirement plan that was offered to eligible employees hired prior to January 1, 2011 that have reached age 21 and completed one year of service (at least 1,000 hours/year). Three NEOs who were hired prior to 2011 participate in the Plan. Participants are 100% vested after completing five years (1,000 hours per year) of service. Employees hired on or after January 1, 2011 are not eligible to participate in the plan. As of December 31, 2015, employees will no longer accrue additional benefits based on additional pay and service. The plan provides that a participant retiring at the normal retirement age of 65 will receive benefits based primarily on the formula described below:

(1)	1% of the average of the five highest consecutive calendar years of pay (“Final Average Pay”, includes base salary and annual incentive) out of the last ten years of eligible service, multiplied by the number of full calendar years and months while an eligible employee.

PLUS

(2)	0.4% of Final Average Pay in excess of Covered Compensation (average of the Social Security taxable wage bases) multiplied by the number of full calendar years and months while an eligible employee (up to a maximum of 35 years).

A participant in the Retirement Plan who has at least ten years of vesting service may elect to begin receiving reduced payments as early as age 55.

Note: Prior to 1989, benefits are subject to grandfathered minimum benefit accruals under the previous plan. Retirement plan benefits are (i) not permitted to be paid to participants while actively employed with Jack in the Box Inc. and (ii) typically paid in the form of a monthly annuity unless the present value of the accrued benefit is equal to or less than $15,000 at termination and in such event, may be paid in the form of a lump sum payment.

Supplemental Executive Retirement Plan (SERP)

Effective January 1, 2007, the SERP was closed to new participants. Executives and certain “highly compensated employees” who were hired or promoted into such position prior to January 1, 2007 (including one NEO) are eligible to participate in the SERP. The SERP, established in 1990, provides for retirement benefits above amounts available under the Company’s Retirement Plan due to IRC limits that restrict benefits available under the Company’s tax-qualified plan. The SERP is unfunded and not qualified for tax purposes.

The SERP provides that a participant retiring at the normal retirement age of 62 will receive a benefit equal to a target replacement income, based on final average pay and service. When combined with other amounts payable under the

62    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

Company’s tax-qualified pension benefit, and other qualified and non-qualified deferred compensation programs, the target replacement income is up to 60% of Final Average Pay and subject to the following conditions:

•	Final Average Pay is defined as the average of the five highest calendar years of pay (base salary and annual incentive) out of the last ten years of employment with the Company.

•	Service is defined as the entire period of employment in calendar years and months while an eligible employee.

•	There is no reduction in the target replacement income (60%) if a participant has 20 or more years of service. For participants with less than 20 years of service, the target replacement income percentage is determined by multiplying the number of years of service times 3%, up to a maximum of 20 years.

•	To receive a retirement benefit under the SERP, a participant must attain the earlier of (i) age 62 or (ii) age 55 with ten years of service while employed at Jack in the Box or while disabled. A participant may begin receiving payments as early as age 55 with a reduction in benefits equal to 5/12 of 1% for each month commencement of benefit payments precedes the participant’s attainment of age 62.

•	Benefits under the SERP are only available to retirees as monthly payments and cannot be received in a lump sum.

•	Death benefits are payable if a participant dies while employed.

•	The SERP provides for spousal joint and survivor annuities.

The following table provides information on the actuarial present value of the accumulated pension and SERP benefits as of the end of fiscal 2015 (September 27, 2015), using fiscal 2015 earnings (base salary and annual incentive). The maximum amounts used for the Retirement Plan do not exceed the IRS-prescribed limit applicable to tax-qualified plans ($265,000 for 2015). Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements for fiscal year 2015.

Pension Benefits Table

	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit at Normal Retirement Age ($) (2)	Payments During Last Year ($)
Mr. Comma (CEO)	Retirement Plan	14	$286,927	$0
Mr. Rebel (CFO)	Retirement Plan	12	$430,660	$0
	SERP	12	$4,463,439	$0
Mr. Rudolph (CLO)	Retirement Plan	8	$269,067	$0
Ms. Allen (JIB President)	None	N/A	N/A	N/A
Mr. Casey (Qdoba President)	None	N/A	N/A	N/A
(1)	Messrs. Comma, Rebel, and Rudolph participate in the Retirement Plan; Mr. Rebel is the only NEO who participates in the SERP.
(2)	As of the end of fiscal 2015, all three Retirement Plan participants are vested in the Plan, and Mr. Rebel has met the service and minimum age requirements for vesting in the SERP. The actuarial present value of accumulated benefits under the Retirement Plan and the SERP is based on discount rates of 4.79% and 4.45% respectively, as of September 27, 2015. The RP-2014 Mortality Table is used for both the Retirement Plan and the SERP calculations. The SERP uses a white collar adjustment and MP-2014 projection scale. The Retirement Plan uses BB-2D generational projection scale from 2006. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement, or termination has been assumed for the present value factors.

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan (EDCP)

The NEOs and other highly compensated employees are eligible to defer up to 50% of base salary and up to 85% of annual incentive pay to the EDCP, an unfunded, non-qualified deferred compensation plan, with benefits paid by the Company out of its general assets. The plan is subject to IRC Section 409A for all deferred compensation earned on or after January 1, 2005; deferred compensation earned prior to 2005 is not subject to Section 409A requirements and continues to be governed under the terms of the plan and tax laws in effect on or before December 31, 2004, as applicable. The Company matches 100% of the first 3% of the participant’s compensation that is deferred into the EDCP.

Participants may make an election to invest their deferrals among an array of investment options, and their accounts are credited based upon the performance of the investment options. Participants are 100% vested in their own contributions, and any gains or losses on the Company matching contributions, and become vested in the Company match at the rate of 25% per year (such that they are fully vested after completing four full years of service with the Company). As described more fully in the section titled Fiscal 2016 Program Changes, beginning January 1, 2016, the Company match in the EDCP will be replaced with an annual restoration match with immediate vesting.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    63

EXECUTIVE COMPENSATION

Enhanced EDCP — Beginning January 1, 2007, new Corporate Vice Presidents and above who otherwise would have been eligible for the SERP receive an additional annual Company contribution of 4% of base salary and annual incentive to their EDCP account for up to ten years.

Participants become vested in the supplemental match at the same rate as the Company match, 25% per year as above (such that they are fully vested after completing four full years of service with the Company). The Enhanced EDCP was closed to new participants as of May 7, 2015.

2015 Non-Qualified Deferred Compensation

The following table provides information on the contributions, earnings, withdrawals and distributions in the Executive Deferred Compensation Plan during fiscal 2015 and the account balances as of the end of fiscal 2015. As of September 27, 2015, all NEOs, except Ms. Allen and Mr. Casey, are 100% vested in Company contributions.

Non-Qualified Deferred Compensation Plan Table

	Executive Contributions in Fiscal 2015 ($) (1)	Registrant Contributions In Fiscal 2015 ($) (2)	Aggregate Earnings/ (Losses) in Fiscal 2015 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE15 ($) (3)
Mr. Comma (CEO)	$690,754	$173,202	$24,377	$—	$1,835,070
Mr. Rebel (CFO)	$62,208	$40,646	$(18,660)	$—	$923,095
Mr. Rudolph (CLO)	$122,289	$85,602	$(15,854)	$—	$861,865
Ms. Allen (JIB President)	$126,058	$77,856	$(5,452)	$—	$78,009
Mr. Casey (Qdoba President)	$164,577	$55,628	$(13,437)	$—	$383,560
(1)	These amounts are also included in the salary and non-equity incentive plan compensation columns in the 2015 row of the SCT.
(2)	These amounts are reported as “All Other Compensation” in the SCT.
(3)	Amounts reported in this column are included in the Company’s SCT in prior years if the named executive officer was an NEO in previous years. The balance at FYE 2015 reflects the cumulative value of each NEOs deferrals, match, and investment gains or losses. These FYE amounts do not include contributions or earnings related to the fiscal 2015 annual incentive payment which was paid after the end of fiscal 2015 (but which amounts are included in the executive and registrant contributions columns of this table).

Potential Payments on Termination of Employment or Change in Control

Compensation & Benefits Assurance Agreements. The Company provides CIC Agreements because it considers it in the best interest of its stockholders to encourage continued employment of key management in the event of a CIC transaction. These agreements help facilitate successful performance by key executives during an impending CIC, by protecting them against the loss of their positions following a change in the ownership or control of the Company, and ensuring that his or her expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a CIC is defined to include:

(i)	the acquisition by any person or group of 50% or more of the outstanding stock or combined voting power of the Company (excluding acquisitions by the fiduciary of the Company benefit plans or certain affiliates);

(ii)	circumstances in which individuals constituting our board of directors generally cease to constitute a majority of the board; and

(iii)	certain stockholder-approved mergers, consolidations, sales of assets or liquidation of the Company.

These CIC Agreements provide certain specified benefits to the executive if, within twenty-four (24) full calendar months following the effective date of a CIC, his or her employment is terminated (“Qualifying Termination”):

(i)	involuntarily other than for cause, death, or disability, or

(ii)	voluntarily for good reason. Voluntary termination for good reason is generally defined as the executive’s resignation due to:

(a)	the assignment of the executive to duties or responsibilities inconsistent with his or her status, or a reduction or alteration in the nature or status of his or her duties or responsibilities in effect as of ninety (90) days prior to the CIC event;

(b)	the acquiring company’s requirement that the executive be based at a location in excess of fifty (50) miles from his or her location immediately prior to a CIC;

(c)	a material reduction in base salary;

(d)	a material reduction in the Company’s compensation, health and welfare, retirement benefit plans, or any perquisites, unless an alternative plan is provided of a comparable value; or

64    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

(e)	the Company’s failure to require any successor to assume the CIC agreement benefits.

CIC benefits under the CIC Agreements are not provided in the event of terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the executive’s employment for cause. CIC benefits under the CIC Agreements are also not provided in the event of a CIC when there is not a corresponding Qualifying Termination.

In the event of a CIC of the Company and Qualifying Termination of an executive covered under a CIC Agreement as described above, the executive is entitled to the following severance benefits:

1.	A lump sum cash payment equal to his or her accrued but unpaid annual salary and unreimbursed business expenses.

2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual salary, based on their position, as follows:

Multiple of Salary
Mr. Comma	3.0x
Mr. Rebel	2.5x
Mr. Rudolph	2.5x
Ms. Allen	2.5x
Mr. Casey	2.5x

3.	A lump sum cash incentive award equal to the multiple above times the greater of: (a) the average annual incentive percentage for the last three fiscal years prior to the CIC times annual salary; or (b) the average dollar amount of the annual incentive paid for the last three fiscal years prior to the CIC. If an executive does not have three full years of incentive awards, the Company will apply the target incentive award percentage for each missed year.

4.	Continuation of health insurance coverage at Company expense at the same cost and same coverage level as in effect as of the executive’s Qualifying Termination date (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period as provided below, to run concurrently with any coverage provided under COBRA. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under the agreement is discontinued.

Coverage Period
Mr. Comma	36 months
Mr. Rebel	30 months
Mr. Rudolph	30 months
Ms. Allen	30 months
Mr. Casey	30 months
5.	Standard outplacement services at Company expense, from a nationally recognized outplacement firm selected by the executive, for a period of up to one year from the date of Qualifying Termination.

6.	Vesting of unvested restricted stock and RSUs, PSUs, and in-the-money stock options, in accordance with the terms of the applicable award agreement and stock incentive plan. Since 2014, all options and RSU awards provide that unvested units that continue after a CIC are “double-trigger”, requiring both a CIC and Qualifying Termination for vesting to accelerate. (For grants prior to 2014, and for PSU grants, no Qualifying Termination is required.) Since 2014, the terms of PSU awards provide for accelerated vesting upon a CIC that pays out at actual levels achieved for completed performance periods and at target level for incomplete periods. See Footnote 4 to the following table.

7.	For the one NEO with a pre-2009 agreement in effect as of fiscal 2015 year end, in the event that any portion of the payments and benefits provided for under the agreement are considered excess parachute payments under IRC Section 280G and are thus subject to the 20% excise tax imposed by IRC Section 4999, the agreement provides for a conditional gross-up payment to reimburse the executive for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made, however, only if the amounts treated as “parachute payments” under Section 280G exceed the Section 280G threshold by more than 10%. If the parachute payments exceed the Section 280G threshold by 10% or less, then the payments to the executive will be reduced to an amount that is one dollar less the Section 280G threshold. At the time these agreements were entered into, the potential tax “gross up” payment, in the Committee’s view, was an appropriate method for the Company to insulate the executives from excise tax imposed under Section 4999 and was a more common practice in the market.

8.	For agreements in 2009 and later, there is no excise tax gross up. The four remaining NEOs are parties to this form of agreement, which provides for payment of the greater of: (i) the aggregate parachute payments reduced to the maximum amount that would not subject the executive to relevant excise taxes; or (ii) the aggregate parachute payments, with the executive paying the relevant excise taxes and such other applicable federal, state and local income and employment taxes. Under this “best after tax” provision, the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes.

Supplemental Executive Retirement Plan. For the one NEO who is a SERP participant, in the event of an involuntary termination (or material diminution in duties or responsibilities or material downward change of title) within 24 months following a CIC, the SERP provides for payment to the participant of the actuarial equivalent of his accrued early

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    65

EXECUTIVE COMPENSATION

retirement benefit unreduced for early commencement, in the form of three annual installments commencing on termination.

Non-Qualified Deferred Compensation. In the event of a CIC, in accordance with the EDCP, a participant shall become 100% vested in any Company contributions without regard to service requirements. Accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal).

Termination of Employment Without Change in Control. In the event of a termination not related to a CIC, NEOs will receive amounts under the terms and provisions of the specific plans in which they are a participant, including the Retirement Plan, the SERP and the EDCP, and with respect to Ms. Allen, her offer letter, as described in Section VII.f. of the CD&A, “Termination of Service.” Mr. Rebel is the only NEO who is a SERP participant and the only one currently eligible to retire under the Retirement or SERP plans.

66    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

EXECUTIVE COMPENSATION

Potential Payments on Termination of Employment or Change in Control

The following table helps illustrate the potential payments and benefits our NEOs would be entitled to as of fiscal 2015 year-end: (1) in the event of a termination of employment not related to a CIC, including termination due to death or disability; (2) in the event of a CIC and a Qualifying Termination, and (3) in the event of a CIC without a corresponding termination of employment. The potential payments assume that the termination and/or termination resulting from a CIC occurred on the last day of fiscal 2015, September 27, 2015 and, where applicable, use the closing price of our Common Stock of $79.71 on September 25, 2015 (the last market trading day in the fiscal year). The actual amounts to which an NEO may be eligible to receive can only be determined at the time of such termination or CIC, and therefore, the actual amounts will vary from the estimated amounts in the table below.

	Cash Severance (1)		Annual Incentive (2)		Continuation of Benefits (3)	Equity Incentive and Stock Awards (4)	Pension and SERP Benefits (5)	Gross-Up for Excise Tax (6)	Total
Mr. Comma (CEO)
Termination Reason
Voluntary/Involuntary Termination (Non- Retirement Eligible)	—		—		—	—	$286,297	—	$286,297
Death	—		—		—	$9,106,170	$286,297	—	$9,392,467
Disability	—		—		—	$6,304,423	$293,759	—	$6,598,182
CIC/ Qualifying Termination	$2,550,000		$4,607,000		$62,537	$11,176,149	$286,927	—	$18,682,613
CIC/No Termination	—		—		—	$9,683,155	—	—	$9,683,155
Mr. Rebel (CFO)
Termination Reason
Voluntary/Involuntary Termination (Retirement Eligible)	—		—		—	$3,078,462	$4,894,099	—	$7,972,561
Death	—		—		—	$3,164,837	$4,894,099	—	$8,058,936
Disability	—		—		—	$1,802,057	$4,906,145	—	$6,708,202
CIC/ Qualifying Termination	$1,390,000		$1,973,314		$32,992	$3,802,311	$4,758,478	$0	$11,956,995
CIC/No Termination	—		—		—	$3,385,116	—	—	$3,385,116
Mr. Rudolph (CLO)
Termination Reason
Voluntary/Involuntary Termination (Non-Retirement Eligible)	—		—		—	—	$269,067	—	$269,067
Death	—		—		—	$5,560,110	$269,067	—	$5,829,177
Disability	—		—		—	$4,599,373	$280,518	—	$4,879,891
CIC / Qualifying Termination	$415,563	(7)	$1,781,661		$35,967	$6,095,427	$269,067	—	$8,597,775
CIC/No Termination	—		—		—	$5,732,579	—	—	$5,732,579
Ms. Allen (JIB President)
Termination Reason
Voluntary/Involuntary Termination (Non-Retirement Eligible)	$500,000		—		—	—	—	—	$500,000
Death	—		—		—	$656,844	—	—	$656,844
Disability	—		—		—	$608,745	—	—	$608,745
CIC / Qualifying Termination	$0	(7)	$1,456,110	(7)	$105,842	$810,239	—	—	$2,372,191
CIC/No Termination	—		—		—	$605,544	—	—	$605,544
Mr. Casey (Qdoba President)
Termination Reason
Voluntary/Involuntary Termination (Non-Retirement Eligible)	—		—		—	—	—	—	—
Death	—		—		—	$958,974	—	—	$958,974
Disability	—		—		—	$404,315	—	—	$404,315
CIC / Qualifying Termination	$0	(7)	$887,663	(7)	$89,360	$1,315,654	—	—	$2,292,677
CIC/No Termination	—		—		—	$1,008,160	—	—	$1,008,160

(1)	Cash Severance: For all NEOs, amounts shown in the table for a CIC/Qualifying Termination reflects multiple of annual base salary under the CIC Agreement, as described in the Compensation and Benefits Assurance Agreements section (“CIC Section”) above. In the case of Ms. Allen, the amount shown in the table for a termination not related to a CIC represents the one year base salary she is entitled to for termination without cause pursuant to her employment offer letter.
(2)	Annual Incentive: Reflects multiple of annual incentive as described in the CIC Section.
(3)	Continuation of Benefits: Reflects benefits continuation as described in the CIC section, including an outplacement fee estimate of $10,000; and 100% vesting of company matching and supplemental contributions to the EDCP.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    67

EXECUTIVE COMPENSATION

(4)	Equity Incentive and Stock Awards: The amounts shown in the table reflect only the value of unvested awards and options that would be accelerated upon termination and/or CIC as applicable; they do not include the vested portion of awards and options as of the end of fiscal 2015. For a CIC, the amounts shown reflect only the amount of acceleration of unvested restricted stock, unvested performance share units, and in-the-money unvested stock options. All references to termination below exclude terminations for cause.

a)	Pre-2011 Stock Awards (RSA/RSU under the stock ownership program in place prior to fiscal 2011, for Messrs. Comma, Rebel and Rudolph only):

(i)	Upon termination not related to a CIC, if eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a schedule of the greater of: a) 30% of the award vesting three years from the date of grant, and 10% vesting for each year of service thereafter as of the date of retirement; b) such vesting as would have occurred had 10% of the Award vested for each year of service with the Company, or c) in such greater amount as may be determined by the Board in its sole discretion.

(ii)	Upon termination not related to a CIC, and not eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a schedule of 15% vesting on or after three years from the grant date, and 5% vesting for each year of service thereafter as of the termination date.

(iii)	Upon death, disability, or a CIC, stock awards would vest 100%.

b)	Performance Share Units (PSUs):

(i)	Upon termination not related to a CIC, if eligible to retire under a Company sponsored retirement plan or due to death or disability, and the awardee had been continuously employed by the Company as of the last date of the first fiscal year of the performance period, the performance share units would vest on a prorated basis, based on the number of full accounting periods the awardee was continuously employed by the Company during the performance period and to the extent to which performance goals are achieved.

(ii)	Upon termination not related to a CIC or due to death or disability (other than as described above), the award would be cancelled.

(iii)	Upon a CIC, PSUs awarded prior to 2014 would vest and pay out at the greater of the performance level attained as of the date of the CIC or 100% of target, and PSUs granted in 2014 and thereafter would vest and pay out based on actual achievement for completed fiscal years for which targets have been set and performance results measured and/or at 100% of target for any incomplete fiscal years for which performance results are not known.

For the accelerated portion of PSUs for which performance remains unknown as of the last day of fiscal 2015, the amounts in the table assume that the PSUs will be accelerated based on target performance levels.

c)	Time-vested RSUs:

(i)	Upon termination not related to a CIC, disability, or retirement, the award would be cancelled.

(ii)	Upon death, disability or retirement, the RSUs would vest 100%.

(iii)	Upon a CIC, RSUs awarded prior to 2014 would vest 100%, and RSUs awarded in 2014 and thereafter would vest only upon a Qualifying Termination.

d)	Option Awards:

(i)	Upon termination not related to a CIC, and eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a formula of 5% additional vesting for each year of service with the Company.

(ii)	Upon termination not related to a CIC, and not eligible to retire under a Company sponsored retirement plan, there is no acceleration of option awards.

(iii)	Upon death, options would vest 100%.

(iv)	Upon a CIC, where options are not assumed by the acquiring company, options awarded prior to 2014 would vest 100%, while those awarded in 2014 and thereafter would vest 100% only upon a Qualifying Termination related to the CIC.

(v)	Vesting upon disability is based on the number of shares which would have been vested as of twelve months following the optionee’s first day of absence from work with the Company, and therefore, for purposes of this table, no additional vesting is applied in the event of a disability.

(5)	Pension and SERP: Annual benefit amounts listed for each NEO are subject to the eligibility and vesting provisions of the Retirement Plan (Messrs. Comma, Rebel and Rudolph) and the SERP (Mr. Rebel), which are described above in the sections of this Proxy Statement titled Retirement Plan, Supplemental Executive Retirement Plan and Pension Benefits Table and accompanying footnotes. All values shown represent present values and are based on the following:

a)	In the event of a voluntary/involuntary termination (for any reason) or death, benefit values are based on accrued benefits as of fiscal year end payable at normal retirement. Benefit values were calculated as of September 27, 2015, based on a discount rate of 4.79% for the qualified pension plan and 4.45% for the SERP. The RP-2014 Mortality Table is used for both the qualified pension plan and the SERP. The SERP uses a white collar adjustment and MP-2014 projection scale. The Retirement Plan uses the BB-2D generational projection scale from 2006. In the event of death while actively employed, the amount of the survivor benefit under the SERP is one times the participant’s compensation, defined as annualized current base salary plus the average of the annual incentives paid for the three most recent completed fiscal years. If, however, the date of death is at age 55 plus ten years of service or later, the amount of the survivor benefit would be the greater of one times the participant’s compensation or the actuarial equivalent lump sum present value of the participant’s supplemental retirement benefit. In the event of death while actively employed, the amount of the pension benefit would be the accrued actuarial equivalent pension benefit as determined on the date of death. Such benefit is not be subject to any reduction of benefits.

b)	Disability benefits shown assume an NEO terminates employment with the Company due to disability and remains continuously disabled until reaching normal retirement age. Benefit values are based on accrued benefits as of the NEOs normal retirement age and were calculated as of September 27, 2015 based on a discount rate of 4.79% for the qualified pension plan and 4.45% for the SERP and the RP-2014 Mortality Table as described above.

c)	In the event of an involuntary termination (or material diminution in duties or responsibilities or material downward change of title) within 24 months following a CIC, a participant would become 100% vested in the SERP. Benefit values are based on accrued benefits as of fiscal year end and were calculated as of September 27, 2015. The SERP values are based on an interest rate of 6.0% and the RP-2000 Mortality Table, projected ten years.

d)	As described in the Non-Qualified Deferred Compensation Section” above, all of the NEOs received a 3% Company match on their contributions to the non-qualified deferred compensation (EDCP) account through FYE 2015, and Messrs. Comma, Rudolph and Casey, and Ms. Allen, who are not eligible to participate in the SERP, receive an additional 4% Company contribution to their EDCP accounts for up to ten years. As of the end of fiscal 2015, all the NEOs, except Mr. Casey and Ms. Allen, are 100% vested in the Company matching contributions. Accordingly, these amounts are not included here, but are described in the “Non-Qualified Deferred Compensation Section” above.

(6)	Gross-Up for Excise Tax: No gross-up would be payable to any NEOs for termination at FYE 2015. While Mr. Rebel does have an agreement (entered into prior to 2009) that could provide for a gross-up in the event of “excess parachute payments” under IRC Section 280G(b)(1) subject to excise tax, no such gross-up would be triggered as of FYE 2015, applying calculations based on the value of all benefits that could have been received and characterized as contingent upon a CIC under IRC Section 280G and related regulations as of FY 2015, except for equity award acceleration which is calculated based on the assumption that the change in control occurred on December 31, 2015. For purposes of this calculation, the value of the acceleration of vesting of all outstanding equity awards is calculated according to Section 280G and the related regulations. Other than Mr. Rebel, all other NEOs have 2009 and later agreements under which no gross-up is provided in any circumstance.

(7)	The CIC agreement “best after tax” provision applied to Mr. Rudolph, Ms. Allen, and Mr. Casey at FYE 2015 would result in reducing each of such NEOs’ cash severance payments, and also for Ms. Allen and Mr. Casey their annual incentive payout (and the corresponding total CIC payout), so as to remain below the maximum amount that such NEO may receive without triggering an excise tax. The estimated reduction, which is reflected in the amounts shown in the Cash Severance, Annual incentive and Total columns, are: $839,347, $1,645,445, and $1,108,021, respectively, for Mr. Rudolph, Ms. Allen and Mr. Casey.

68    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 15, 2015 (“the Record Date”), information with respect to beneficial ownership of our Common Stock by (i) each person who we know to beneficially own more than 5% of our Common Stock, (ii) each director and nominee for director of the Company, (iii) each NEO listed in the Summary Compensation Table herein and (iv) all of our directors and executive officers of the Company as a group. The address of each director and executive officer shown in the table below is c/o Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123.

We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of December 15, 2015. All percentages are based on the shares of Common Stock outstanding as of December 15, 2015. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Security Ownership of Certain Beneficial Owners

Name	Number of Shares of Common Stock Beneficially Owned as of December 15, 2015	Percent of Class
BlackRock, Inc. (1)	3,434,600	9.9%
Vanguard Group, Inc. (2)	2,933,171	8.5%
Wells Fargo & Company (3)	2,010,721	5.8%
(1)	According to its Form 13F filings as of September 30, 2015, BlackRock, Inc., on behalf of its direct subsidiaries, BlackRock Fund Advisors and BlackRock Institutional Trust Company N.A., had investment discretion with respect to accounts holding 3,434,600 shares. BlackRock Fund Advisors was the beneficial owner of 1,832,176 shares, of which it had sole voting power. BlackRock Institutional Trust Company, N.A. was the beneficial owner of 1,602,424 shares, of which it had sole voting power with respect to 1,426,475 shares and no voting power with respect to 175,949 shares. The address of BlackRock, Inc. is: 400 Howard Street, San Francisco, CA 94105.
(2)	According to its Form 13F filings as of September 30, 2015, Vanguard Group, Inc., on behalf of itself and its direct subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., had investment discretion with respect to accounts holding 2,933,171 shares. Vanguard Group, Inc. was the beneficial owner of 2,852,562 shares, of which it had sole voting power with respect to 3,400 shares and no voting power with respect to 2,849,162 shares. Vanguard Fiduciary Trust Co was the beneficial owner of 78,609 shares, of which it had sole voting power. Vanguard Investments Australia, Ltd. was the beneficial owner of 2,000 shares, of which it had shared voting power. The address of Vanguard Group, Inc. is: P.O. Box 2600 Valley Forge, PA 19482.
(3)	According to its Form 13F filings as of September 30, 2015, Wells Fargo & Company on behalf of its direct subsidiaries, Wells Capital Management Inc., Wells Fargo Bank N.A., Wells Fargo Funds Management, LLC, Wells Fargo Advisors Financial Network, LLC, and Wells Fargo Advisors, LLC, had investment discretion with respect to accounts holding 2,010,721 shares. Wells Capital Management Inc. was the beneficial owner of 1,905,690 shares, of which it had sole voting power with respect to 80,610 shares and no voting power with respect to 1,825,080 shares. Wells Fargo Bank, N.A. was the beneficial owner of 31,741 shares, of which it had sole voting power. Wells Fargo Funds Management, LLC was the beneficial owner of 24,838 shares, of which it had sole voting power. Wells Fargo Advisors Financial Network, LLC was the beneficial owner of 10,921 shares, of which it had sole voting power. Wells Fargo Advisors, LLC was the beneficial owner of 37,531 shares, of which it had sole voting power with respect to 36,190 shares and no voting power with respect to 1,341 shares. The address of Wells Fargo & Company is: 420 Montgomery Street, San Francisco, CA 94163.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Of Directors and Management

Name	Number of Shares of Common Stock Beneficially Owned as of December 15, 2015 (1)	Number Attributable to Options Exercisable Within 60 Days of December 15, 2015	Percent of Class
Mr. Comma	126,504	82,892	*
Mr. Rebel	191,402	85,929	*
Mr. Rudolph	83,799	26,042	*
Ms. Allen	3,783	2,594	*
Mr. Casey	8,130	7,146	*
Mr. Goebel	22,045	0	*
Ms. John	1,027	0	*
Ms. Kleiner	11,797	0	*
Mr. Murphy	57,491	0	*
Mr. Myers	27,961	0	*
Mr. Tehle	55,786	0	*
Mr. Wyatt	13,234	0	*
All directors and executive officers as a group (18 persons)	698,947	255,817	2.0%

*	Asterisk in the percent of class column indicates beneficial ownership of less than 1%
(1)	For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the Beneficial Ownership table on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The securities totaled in this column include stock options, direct holdings, stock equivalents under the Director Deferred Compensation Plan, restricted stock and restricted stock units as described below.

•	Direct Holdings and Restricted Stock — As a group, within 60 days of December 15, 2015, our directors, NEOs and other executive officers’ shares include (a) 191,907 shares directly held by directors and officers and (b) 95,815 restricted stock awards held by NEOs, which shares may be voted, but are not available for sale or other disposition until the expiration of vesting restrictions, which occurs upon each individual’s termination of service.

Name	Direct Holdings	Restricted Stock
Mr. Comma	30,202	—
Mr. Rebel	28,957	62,572
Mr. Rudolph	18,121	33,243
Ms. Allen	1,189	—
Mr. Casey	984	—
Mr. Goebel	21,118	—
Ms. John	100	—
Ms. Kleiner	6,150	—
Mr. Murphy	3,169	—
Mr. Myers	21,328	—
Mr. Tehle	11,811	—
Mr. Wyatt	6,044	—
All other executive officers	42,734	—
•	Stock Options — As a group, within 60 days of December 15, 2015, our directors, NEOs and other executive officers have the right to acquire through the exercise of stock options, 255,817 of the shares of Common Stock reflected in the Beneficial Ownership table.

•	Common Stock Equivalent — The shares of our directors reflected as beneficially owned include an aggregate of 79,153 Common Stock equivalents attributed to cash compensation deferred under the Director Deferred Compensation Plan and resulting dividends, as described in the Director Compensation section of this proxy statement. These Common Stock equivalents are convertible on a one-for-one basis into shares of Common Stock upon the earlier of a pre-specified distribution date or termination of service as elected by the director.

Name	Stock Equivalents for Directors
Mr. Goebel	0
Ms. John	0
Ms. Kleiner	0
Mr. Murphy	44,257
Mr. Myers	4,155
Mr. Tehle	30,741
Mr. Wyatt	0

70    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

•	Restricted Stock Units — As a group, within 60 days of December 15, 2015, our directors, NEOs and other executive officers may convert an aggregate of 76,255 RSUs on a one-for-one basis into shares of Common Stock upon vesting. RSUs may not be voted. The breakdown between directors and NEOs is provided below.

•	RSUs of Directors — These RSUs fully vest upon the earlier of 12 months from the date of grant or upon termination of service with the Board.

Name	Unvested RSUs	Deferred RSUs
Mr. Goebel	927	0
Ms. John	927	0
Ms. Kleiner	927	4,720
Mr. Murphy	927	9,138
Mr. Myers	927	1,551
Mr. Tehle	927	12,307
Mr. Wyatt	927	6,263
•	RSUs of NEOs and other executive officers — These RSUs fully vest upon termination of service and are convertible on a one-for-one basis into shares of Common Stock upon vesting. Also included are deferred performance vested restricted stock units in the amount of 3,000 for Mr. Comma and 2,040 for “all other executive officers.”

Name	RSUs
Mr. Comma	13,410
Mr. Rebel	13,944
Mr. Rudolph	6,393
Ms. Allen	0
Mr. Casey	0
All other executive officers	2,040

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    71

OTHER INFORMATION

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, each director, and each beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2015 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. During fiscal year 2015, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” above.

72    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

EXHIBIT A

EXHIBIT A

JACK IN THE BOX INC.

PERFORMANCE INCENTIVE PLAN

Effective February 13, 2016

A. Plan Objective

The objective of the Jack in the Box Inc. Performance Incentive Plan (the “Plan”) is to promote the interests of Jack in the Box Inc. (the “Company”) and its stockholders by providing performance-based incentives to certain employees of the Company and its Affiliates, including performance-based incentives that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

B. Effective Date

The Plan shall be effective as of February 13, 2016, provided that the Plan is approved by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders.

C. Administration

The Plan shall be administered by a committee consisting solely of at least two members of the Board of Directors of the Company (the “Board”) who are “outside directors” within the meaning of Section 162(m) (the “Committee”).

The Committee shall have the power and authority to determine which individuals shall be eligible to participate in the Plan, to determine the amount and terms of each incentive award under the Plan (each, an “Award”) (subject to the limitations imposed on Awards), to modify the terms of any Award that has been granted, to determine the timing of when Awards will be granted or paid, to determine the performance period (the “Performance Period”) with respect to each Award, to establish Performance Goals with respect to any Performance Period and to determine the extent to which such Performance Goals were attained, and to determine any employment restrictions on actual receipt of Awards.

The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any deficiencies or omissions or reconcile any inconsistencies in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants.

D. Eligibility

For purposes of the Plan, a “Participant” means any individual who is eligible to participate in the Plan with respect to a particular Performance Period. In order to qualify as a Participant, an individual must meet the following requirements:

1)	Must be an employee of the Company or any of its Affiliates during the entire Performance Period or such other period as may be specified by the Committee;

2)	Must be designated by the Committee as eligible to participate in the Plan with respect to such Performance Period; and;

3)	Must meet any other requirements that may be established by the Committee with respect to such Performance Period.

In order to be eligible to receive payment of any Award under the Plan with respect to any Performance Period, a Participant must meet any requirements that may be established by the Committee with respect to such Award or Performance Period.

For purposes of the Plan, an “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended. The Committee will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    A-1

EXHIBIT A

E. Establishment and Determination of Achievement of Performance Goals

Each Award shall be payable contingent upon the attainment during a Performance Period of specified performance goals (“Performance Goals”) and any other requirements set forth in the Plan or established by the Committee with respect to such Award or Performance Period. With respect to each Award, the Performance Goals for the applicable Performance Period shall be established by the Committee based upon one or more measures of business, financial, and/or operational performance (each, a “Performance Measure”). Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies, or the performance of one or more relevant indices, as determined by the Committee.

Performance Measures may be one or more of the following, as determined by the Committee:

•	Sales (including same-store, systemwide, Company-operated, and franchise-operated)

•	Revenue

•	Gross margin

•	Operating margin

•	Pre-tax profit

•	Profit after tax

•	Net Income

•	Stock price performance

•	Total Shareholder Return

•	Expenses

•	G&A Expenses

•	Economic value added

•	Market Share

•	Earnings before interest, taxes, depreciation and amortization (EBITDA)

•	Earnings before interest & taxes (EBIT)

•	Earnings before taxes (EBT)

•	Net Earnings

•	Earnings per share (EPS)

•	Earnings from Operations

•	Operating earnings per share

•	FCCR (Fixed Charge Coverage Ratio)

•	Debt/EBITDA Ratio

•	Number of restaurants

•	Number of restaurants franchised

•	Number of restaurants remodeled or reimaged

•	Cash flow or free cash flow (cash flow from operations less capital expenditures)

•	Return on invested capital (ROIC)

•	Return on equity (ROE)

•	Return on investment (ROI)

•	Return on capital

A-2    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

EXHIBIT A

•	Return on assets (ROA)

•	Restaurant operating margin (ROM)

•	ROM as % of Sales

•	Guest satisfaction measures

•	Number of Guests

•	Guest transaction measures

•	Other measures selected by the Committee (to the extent an Award is not intended to qualify as “performance-based compensation” under Section 162(m))

The Committee retains the discretion to define the manner of calculating the Performance Measures it selects to use for any Performance Goals; provided, however, that to the extent an Award is intended to qualify as “performance-based compensation” under Section 162(m), any such terms shall be specified at the time such Performance Goals are established. The Committee is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows; provided, however, that to the extent an Award is intended to qualify as “performance-based compensation” under Section 162(m), any such adjustment may be made only if such adjustment is objectively determinable and specified by the Committee at the time such Performance Goals are established: (1) to exclude restructuring and/or other non-recurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; (7) to exclude the effects of gains or losses on the sale of company restaurants; (8) to exclude the effects of discontinued operations; (9) to exclude the effects of pension/post-retirement plan expense; (10) to exclude the effect of stock-based compensation expense; (11) to exclude G&A expenses related to shared service functions (such as accounting/finance, human resources, audit services, legal, tax and treasury); (12) to exclude the dilutive effects of acquisitions or joint ventures; (13) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (14) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (15) to respond to, or in anticipation of, changes in applicable laws, regulations or accounting principles; (16) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (17) to the extent an Award is not intended to qualify as “performance-based compensation” under Section 162(m), to make other appropriate adjustments selected by the Committee.

With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m), unless otherwise permitted under Section 162(m), the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, such Award no later than the earlier of (i) the date ninety (90) days after the beginning of the applicable Performance Period, and (ii) the date on which 25% of such Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.

Prior to the payment of any amount under an Award intended to qualify as “performance-based compensation” under Section 162(m), the Committee must certify in writing the extent to which any Performance Goals and any other material terms under such Award have been satisfied.

Notwithstanding anything herein to the contrary, the Committee may exercise its discretion to reduce the amount of any Award that would otherwise be due upon attainment of the Performance Goals on the basis of any factors as the Committee, in its sole discretion, may determine. With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m), the Committee shall not have the discretion to increase the amount of any such Award that would otherwise be due upon attainment of the Performance Goals.

F. Maximum Individual Award

Notwithstanding any other provision of the Plan, no Participant shall be eligible to receive any Award payment or combination of Award payments under the Plan for any fiscal year of the Company in excess of $4,000,000.

JACK IN THE BOX INC.   ï  2016 PROXY STATEMENT    A-3

EXHIBIT A

G. Award Payments

Each Award payment will be made in cash in a single lump sum as soon as practicable following certification by the Committee of the extent to which any Performance Goals and any other material terms under such Award have been satisfied, but in no event later than the date required to exempt any such payment from the application of Section 409A of the Code.

No Participant has a vested right to any Award payment under this Plan and no Award payment will be considered earned until it is actually paid to the Participant.

H. Amendment or Termination of Plan

The Board or the Committee, at its sole discretion, may terminate, alter, suspend or amend the Plan at any time as deemed necessary to further the best interests of the Company and such actions may be effective with respect to any Award payments which have not been made. Any amendments made during a Performance Period will be effective immediately and retroactively to the beginning of such Performance Period unless otherwise stated. Notwithstanding the above, no amendment may be effective without Board and/or stockholder approval if such approval is required in order to comply with Section 162(m).

I. Employment Duration/ Employment Relationship

This Plan does not, and the policies and practices of the Company or its Affiliates in administering this Plan will not, constitute a contract or other agreement concerning the duration of any Participant’s employment with the Company or its Affiliates. The employment relationship of each Participant is “at will” and may be terminated at any time by the Company or its Affiliates or by the Participant with or without cause.

J. General Conditions

1)	The terms of the Plan and any Awards shall be construed and interpreted to the greatest extent possible in a manner that makes the Plan and any such Awards exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.

2)	A Participant’s right and interest under the Plan may not be assigned or transferred, except upon death, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Company’s obligation under the Plan to make any Award payments with respect to such Participant. The Company’s obligations under the Plan may be assigned to any entity which acquires all or substantially all of the Company’s assets or any entity into which the Company may be merged or consolidated.

3)	The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards. The Company’s obligations hereunder shall constitute a general, unsecured obligation; Awards shall be paid solely out of the Company’s general assets, and no Participant shall have any right to any specific assets of the Company.

4)	The Company shall have the right to deduct from Award payments any and all federal, state and local taxes or other amounts required by law to be withheld.

5)	The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

6)	In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

7)	The Plan does not limit the Company’s ability to grant other awards, incentives or bonuses under any other plan or authority.

8)	Awards granted under the Plan, as well as any payments with respect to such Awards, are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of such an Award or payment.

A-4    JACK IN THE BOX INC.  ï   2016 PROXY STATEMENT

JACK IN THE BOX INC. 9330 BALBOA AVENUE SAN DIEGO, CALIFORNIA 92123

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M98220-P71291 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

JACK IN THE BOX INC.
The Board of Directors recommends you vote FOR all 8 nominees listed and FOR proposals 2, 3 and 4.
1.	Election of Directors	For	Against	Abstain
	Nominees:						For	Against	Abstain
	1a. Leonard A. Comma 1b. David L. Goebel 1c. Sharon P. John	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2. 3.	Ratification of the appointment of KPMG LLP as independent registered public accountants. Advisory approval of executive compensation.	☐ ☐	☐ ☐	☐ ☐
	1d. Madeleine A. Kleiner 1e. Michael W. Murphy	☐ ☐	☐ ☐	☐ ☐	4. Approval of Performance Incentive Plan. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.		☐	☐	☐
	1f. James M. Myers 1g. David M. Tehle 1h. John T. Wyatt	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	Please indicate if you plan to attend this meeting.	☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the 2015 Annual Report on Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

M98221-P71291

JACK IN THE BOX INC. Annual Meeting of Stockholders February 12, 2016, 8:30 a.m., Pacific Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Leonard A. Comma and Phillip H. Rudolph, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Jack in the Box Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2016 Annual Meeting of Stockholders of the company to be held February 12, 2016, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side